UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 22, 2006


                             Creative Vending Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Florida                     33-19411-C                   65-0008012
------------------------      ------------------------       -------------------
(State of incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)


         1651 Alvin Ricken Drive Pocatello, ID             83201
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)

                                 (208) 232-4200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Palm Beach, FL
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ]Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

         [ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

         [ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The reason we are amending this current report on Form 8-K is because the
Submission Header in our original filing on March 28, 2006, identified only Item 9.01, while the actual text of our current report included disclosure under Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.06, and 9.01. The text of this current report is unchanged.


Item 1.01 Entry into a Material Definitive Agreement.

         On March 22, 2006, we completed the steps necessary for the consummation of the Agreement for the Exchange of Common Stock with TetriDyn Solutions, Inc., an Idaho corporation, under which we issued 17,170,563 new shares of our common stock in exchange for all of the issued and outstanding shares of TetriDyn and 829,437 for services related to the transaction.

         As a result of the foregoing, we have 20,009,350 shares of common stock issued and outstanding and no shares reserved for issuance on the exercise of outstanding options, warranties, or other rights.

         Upon consummation of the exchange, all shares of TetriDyn shares previously outstanding were converted into common shares of Creative Vending.

         As part of the acquisition, our previous board and executive officers were replaced by the directors and executive officers of TetriDyn, and our ongoing operations will consist of the continuation of the business of TetriDyn acquired in the exchange.

         This transaction was the result of arm's length negotiations. Prior to this transaction, there was no relationship between us or our affiliates and TetriDyn and its affiliates.

         For further details about this transaction, TetriDyn and our future activities, see the balance of this report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

         Completion of the exchange described in Item 1.01 resulted in our acquisition of all of the issued and outstanding equity securities of TetriDyn. TetriDyn's principal assets consist of proprietary software products focused on increasing worker productivity through the use of various wireless technologies. TetriDyn's currently-marketed products were developed from internal research and development and are solely owned by TetriDyn. TetriDyn also owns improvements of base technologies applied under a worldwide exclusive license from the Idaho National Laboratory (formerly known as Idaho National Engineering and Environmental Laboratory), for prototype database fusion, or DBFusion, technology. TetriDyn maintains ownership of all enhancements it has made to the DBFusion technology since the license was granted.

         The table below sets forth certain condensed financial information respecting TetriDyn as of December 31, 2005, prior to giving effect to the exchange.

                       Item                                    December 31, 2005
                       ----                                    -----------------

     Total current assets...................................    $   110,793
     Net property and equipment.............................         52,507
     Total Assets...........................................        163,300

     Total current liabilities..............................       (889,356)
     Total long-term liabilities............................       (942,996)
     Shareholder's deficit..................................     (1,669,052)

     Working capital (deficit)..............................       (778,563)

     Deficit accumulated during development stage...........     (2,251,526)

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                                FORM 10-SB PART I


Special Note About Forward-Looking Information

         This report contains forward-looking statements that reflect our current view relating to future events or future financial performance. These forward-looking statements can sometimes be recognized by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions. Such statements are subject to known and unknown risks, uncertainties, and other factors, including the meaningful and important risks and uncertainties discussed in this report. These forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. These statements include, among other things, the discussions of risk factors, our business strategy, and expectations concerning our future operations, investments, profitability, liquidity and capital resources.

         Although we have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as described in this report. These forward-looking statements are only predictions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially.

         While we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes any responsibility for the accuracy or completeness of these statements or undertakes any obligation to revise these forward-looking statements to reflect events or circumstances after the date on this report or to reflect the occurrence of unanticipated events.

10-SB Item 1. Description of Business.

History

         We are a Florida Corporation that was originally organized in 1987 under the name HWS MAI Corp, which was changed to Creative Vending in 1989. We proposed to develop, assemble, manufacture, and sell advanced coin-operated amusement machinery in the coin-game industry. Due to our inability to raise capital to fund such operations in the coin-game industry, we liquidated our assets to satisfy our liabilities in full during the year ended December 31, 1989. Since then, we have not had any material business operations.

         We filed periodic reports with the SEC between 1988 and 1996, but were then delinquent in our filings until February and March 2006, when all past-due reports were filed.

         In mid 2004 we identified TetriDyn Solutions, Inc., as a possible target for acquisition. TetriDyn was incorporated in Idaho in October 2000, but did not begin operations until October 2002. TetriDyn was organized to capitalize on technology licensed from the Department of Energy's Idaho National Laboratory (formerly known as the Idaho National Engineering and Environmental Laboratory). TetriDyn is in the development stage. Until the spring of 2005, TetriDyn concentrated primarily on the development of wireless technology and related products that use wireless technologies. TetriDyn's wireless technology and products free the customer's enterprise from productivity barriers based upon physical location. TetriDyn's wireless software solutions enable companies

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to distribute electronic data within an office setting, among offices spread across a city, and even to employees in the field at remote locations such as on the road, at satellite offices, at customer sites, or at foreign destinations. The data is distributed dynamically, securely, and in real-time.

         Since its organization, TetriDyn has funded its activities with funds and equipment provided by its founders; proceeds from the sale of common and preferred shares to affiliates and others for cash; loans from affiliates, shareholders, and others; and sales of third-party software as well as its Aero products. However, TetriDyn has experienced shortages of working capital and cash since inception and believes that its continuation and expansion are dependent on the ability to obtain substantial amounts of additional equity or other funding.

         After identification of TetriDyn as a possible acquisition target, we then negotiated the terms of a share exchange with TetriDyn and on July 13, 2005, entered into an Agreement for the Exchange of Common Stock with TetriDyn, the consummation of which was completed on March 22, 2006, as described in Item
1.01 of this report. Pursuant to the share exchange we intend to change our name to TetriDyn Solutions as soon as reasonably practicable.

         All of our business activities henceforth will be the business of TetriDyn. We will proceed under the direction of TetriDyn's prior directors and executive officers, who we have appointed to corresponding positions with us.

Business

         In the following discussion of our business, the terms "we" and "our" refer to the business operations of TetriDyn.


         We develop software solutions that provide true integration of technology and data regardless of industry. These applications increase worker productivity through the use of wireless technologies and advanced data integration, freeing the enterprise from productivity barriers. This unique ability is demonstrated in the cross-industry application of our four innovative technologies:

         o AeroEncryption software is advanced high-efficiency encryption software designed for rapid, secure wireless transmission of data.
         o AeroForms software provides a framework in which industry-specific or customized forms can easily be created and combined to provide a comprehensive electronic records package that allows data to be shared regardless of the user's location.
         o AeroFrame enables our technologies to seamlessly and easily function as a whole. It allows for the smooth integration of technologies (both ours and third parties' technologies), thus creating the ability to quickly make industry-specific modifications.
         o DBFusion software is an advanced technology that solves the fundamental issues caused by increasingly complex information systems and the need to retrieve data from disparate databases in many different locations. It integrates data results from the disparate systems to look as if they came from one database. It is customizable based on business requirements and can be easily modified as requirements change. The DBFusion technology is not used in any of our current products.

         We protect our unique technologies by filing domestic and foreign patent applications where appropriate and by maintaining an active program designed to preserve the confidentiality of trade secrets. In fact, one of our

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most advanced technologies, DBFusion, while not used in any of our current products, has a patent pending and is exclusively licensed from the Idaho National Laboratory (formerly, the Idaho National Engineering & Environmental Laboratory).

         As an emerging company seeking to market and sell products in new markets, we believe that a robust technology portfolio consisting of technologies that meet customers' needs better than existing technology is an essential element of our business strategy. Accordingly, we believe that our success will depend largely on the ability to succeed in:

         o determining and developing technologies needed by mobile professionals that are not currently being met by other vendors;
         o obtaining patent and other proprietary protection for the materials, processes, and designs that we develop;
         o enforcing and defending patents and other rights in technology, once obtained;
         o operating without infringing the patents and proprietary rights of third parties; and
         o        preserving our intellectual property.

Research and Development

         Our financial statements show we spent an estimated $216,018 and $17,979 for research and development during 2005 and 2004, respectively. In addition, we believe that other engineering work in each of these years indirectly support our research and development efforts.

Primary Market Opportunity & Business Strategy

         We believe our primary market opportunity lies within the healthcare sector because of the size and variety of applications for our technologies. We have integrated three of our four technologies (AeroEncryption, AeroForms, and AeroFrame) to create our flagship product - AeroMD EMR. AeroMD EMR provides medical practitioners with a unique mobile Electronic Medical Record (EMR) solution. AeroMD addresses an important topic in medicine today, which is moving physicians away from traditional paper records and toward the electronic storage and retrieval of patient information. Geographic location becomes irrelevant. Information and knowledge are available instantly and securely wherever they are required.

         The momentum toward EMR implementation is growing rapidly, not only because of legal and regulatory mandates within the industry, but also because it provides for improved physician lifestyle, quality patient care and improved billing processes, which lead to improved cash flow. We are using our AeroMD technology to integrate practitioners not only with their own data, but also with data from larger hospital enterprises.

         AeroMD has the ability to work in all areas of the healthcare industry from a small single-doctor practice to large hospital enterprises. In each case, we seek to build AeroMD usage and revenue by offering the software without any initial charge to the end user, but with the medical user paying a monthly support fee for a minimum of 12 months. We believe this marketing approach will help us build recurring revenues while minimizing seasonal revenue cycles dependent on individual software sales. This means a steady stream of revenue without the worry of the seasonal ups and downs of most sales models.

         This model would also work through combining AeroMD with DBFusion, which is not used in any of our current products, on an enterprise level. Hospital systems can cost into the millions of dollars for the hospital alone

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and into the thousands of dollars per physician to be able to connect with that hospital system, thereby making it very difficult for small practices and hospitals to communicate with one another. However, making the software from the hospital available to the small practice at no cost to the practice creates buy-in and use on both ends.

Emerging Market Opportunities and Business Strategy

         We believe that our biggest strength is our ability to easily transition our technology from one market segment to another within or among various industries because of the way our products are engineered, designed and developed. We seek to capitalize on the commonalities between various markets and provide solutions that create market-specific efficiencies while limiting the need for additional company capital expenditures due to the ability to reuse engineering efforts.

         In addition to the healthcare industry, we are currently focused on market opportunities in financial management, manufacturing, and biosecurity.

         We emphasize that our products enable professionals to increase their mobility among a wide variety of networks.

Employees

         As of March 22, 2006 we had 11 total employees, including 9 full-time employees, consisting of 2 executive officers who are also directors and perform technical and managerial functions, 2 other directors, 7 other technical and managerial employees, and 2 administrative and other types of employees.

Government Regulation; Environmental Compliance

         Our activities are not subject to present or expected probable material governmental regulation, including environmental laws.

Competition

         The market for wireless solutions for the mobile professional community is intensely competitive and highly fragmented, with minimal barriers to entry. We expect competition to increase in the future, and there can be no assurance that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not have a material adverse effect on our business, financial condition and operating results.

         Potential competitors may have substantially greater research and product development capabilities and financial, technical, marketing and human resources than we have. As a result, these competitors may:

         o succeed in developing products that are equal to or superior to our products or that achieve greater market acceptance than our products;

         o devote greater resources to developing, marketing or selling their products;

         o respond more quickly to new or emerging technologies or technical advances and changes in customer requirements, which could render our technologies or products obsolete;

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         o        introduce products that make the continued development of our current and future products uneconomical;

         o obtain patents that block or otherwise inhibit our ability to develop and commercialize our products;

         o        withstand price competition more successfully than we can;

         o establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of our prospective customers; and

         o take advantage of acquisition or other opportunities more readily than we can.

Risk Factors

         In addition to the negative implications of all information and financial data included in or referred to directly in this periodic report, you should consider the following risk factors. This periodic report contains forward-looking statements and information concerning us, our plans, and other future events. Those statements should be read together with the discussion of risk factors set forth below, because those risk factors could cause actual results to differ materially from such forward-looking statements.

         Risks Related to Our Proposed Business Activities

         We have not yet begun to achieve significant revenues from our marketing efforts, and it is likely we will continue to incur significant operating losses.

         For the fiscal year ended December 31, 2005, we reported a net loss of approximately $634,091 on revenues of approximately $181,602. We do not anticipate that the revenues from our current operations will be sufficient to meet all of our projected operating expenses. For that reason, our losses from operations will likely continue. Accordingly, we are dependent upon obtaining substantial amounts of additional financing in order to continue.

         The auditors' report for our most recent fiscal year contains explanatory paragraph about our ability continue as a going concern.

         The reports of our auditors on our financial statements for the years ended December 31, 2005 and 2006, contain an explanatory paragraph about our ability to continue as going concern.

         We will require substantial additional funds to implement our marketing plan and pursue our other expansion. The extent of our future capital requirements will depend on many factors, including competing technological and market developments; effective commercialization activities; establishment of strategic alliances, joint ventures, or other collaborative arrangements; and other factors not within our control. We anticipate that we will seek required funds from external sources.

         We may seek required funds through the sale of equity or other securities. Our ability to complete an offering on acceptable terms will depend on many factors, including the condition of the securities markets generally and for companies such as us at the time of such offering; the business, financial condition, and prospects at the time of the proposed offering; our ability to identify and reach a satisfactory arrangement with prospective underwriters; and various other factors, many of which are outside our control. There can be no assurance that we will be able to complete an offering on terms favorable to it

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or at all. The issuance of additional equity securities may dilute the interest of our existing shareholders or may subordinate their rights to the superior rights of new investors.

         We may also seek additional capital through strategic alliances, joint ventures, or other collaborative arrangements. Any such relationships may dilute our interest in any specific project and decrease the amount of revenue that we may receive from such project. There can be no assurance that we will be able to negotiate such arrangements or obtain required additional funds on acceptable terms, if at all. In addition, our cash requirements may vary materially from those now planned because of the results of future research and development; results of product testing; potential relationships with our strategic or collaborative partners; changes in the focus and direction of our research and development programs; competition and technological advances; issues related to patent or other protection for proprietary technologies; and other factors.

         If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate our planned marketing efforts; to obtain funds through arrangements with strategic or collaborative partners that may require us to relinquish rights to certain of our technologies, product candidates, or products that we would otherwise seek to develop or commercialize ourselves; or to license our rights to such products on terms that are less favorable to us than might otherwise be available.

         Product development still comprises a substantial part of our operations, and we face significant technological uncertainties.

         Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties that we may encounter in establishing our new business, including:

         o our ability to maintain and expand a sales network to expose our product to potential customers and to complete sales;

         o        our ability to manage our limited working capital;

         o our ability to scale systems and fulfillment capabilities to accommodate any growth of our business;

         o        our ability to meet competition;

         o our ability to access and obtain additional capital when required;

         o        our ability to develop and maintain strategic relationships;
                  and

         o        our dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that it will successfully address these risks.

         We hold some of our technology under a license agreement, and we could lose access to that technology through default or other means.

         We have a license agreement with the Idaho National Engineering and Environmental Laboratory, or INEEL, under which we acquired access to some of our technology. However, this technology is not used in any of our current products. Under the license agreement, we must pay INEEL license fees,

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royalties, and royalty based payments. If we were to fail to meet our obligations under the license agreement, INEEL would have the option, after providing notice and an opportunity to cure, to terminate the license agreement, and to cancel the license and the option to purchase.

         If we are unable to protect our intellectual property, we may lose a valuable asset, experience reduced market share, or incur costly litigation to protect our rights.

         Our success will depend, in part, upon our intellectual property rights. Litigation to enforce intellectual property rights or to protect trade secrets could result in substantial costs and may not be successful. Any inability to protect intellectual property rights could seriously harm our business, operating results, and financial condition. In addition, the laws of certain foreign countries may not protect intellectual property rights to the same extent as do the laws of the United States. Our means of protecting our intellectual property rights in the United States or abroad may not be adequate to fully protect those intellectual property rights. There is a special risk of appropriation of our technology since we hold no patents on our AeroEncryption, AeroForms, and AeroFrame technologies. We intend to protect our technologies by relying on unpatented trade secrets and know-how, and by entering into confidential agreements with employees and consultants and potential business partners. These agreements may be breached or terminated, creating a potential or actual loss of our confidential trade secrets and know-how. If these technologies or our confidential trade secrets and know-how were to be appropriated by a competitor, we may be unable to protect our rights to these technologies, or trade secrets and know-how, and in turn suffer serious harm to our business, operating results, and financial condition.

         Claims that we infringe upon the intellectual property rights of others could be costly to defend or settle.

         Litigation regarding intellectual property rights is common in the software industry. We expect that software technologies and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products and services in different industry segments overlaps. We may from time to time encounter disputes over rights and obligations concerning intellectual property. Although we believe that our intellectual property rights will be sufficient to allow us to market products and services without incurring third-party liability, third parties may bring claims of infringement against us. These claims may or may not have merit. Any litigation to defend against claims of infringement or invalidity could result in substantial costs and diversion of resources. Furthermore, a party making a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from selling products or services. Our business, operating results, and financial condition could be harmed if any of these events occurred.

         We are heavily dependent on our executive officers and technical personnel.

         We are dependent upon the continued participation and assistance of our key management and technical personnel, including Dave Hempstead, Chief Executive Officer, and Antoinette Knapp, Chief Technology Officer. We do not have and generally do not intend to acquire keyman life insurance on any of its executives. We will require the recruitment and retention of additional personnel, including technical advisors and management, and the development of additional expertise by existing management. The inability to acquire such services or to develop such expertise could have a material adverse effect on our operations.

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         We will need to hire and retain a number of key employees who may be difficult to find.

         Our growth may require us to hire additional personnel, including software engineers, customer support personnel, marketing personnel, and warehouse and operational personnel. Competition for these individuals is intense, and we may not be able to attract or retain additional highly-qualified personnel in the future. The failure to attract, motivate and retain such additional employees could seriously harm our business.

         Any substantial increase in sales will require skilled management of growth.

         As our operations expand, our success will depend on our ability to manage continued growth, including integration of our executive officers, directors and consultants into an effective management and technical team; to formulate strategic alliances, joint ventures, or other collaborative arrangements with third parties; to commercialize and market our proposed products and services; and to monitor and manage these relationships on a long-term basis. If our management is unable to integrate these resources and manage growth effectively, the quality of our products and services, our ability to retain key personnel, and the results of our operations would be materially and adversely affected.

         If we provide wireless software products that are unreliable, we could lose customers and revenues.

         Software products may contain unknown and undetected errors or performance problems. Many serious defects in software products are frequently found during the period immediately following introduction of new or enhancements to existing products. Although we will attempt to resolve all errors we believe our customers would consider serious, no technology is error-free. Undetected errors or performance problems may be discovered after customers begin using our products. This could result in lost revenues or delays in customer acceptance and could be detrimental to our reputation, which could harm our business, operating results, and financial condition.

         We will be exposed to the risk of product liability.

         The implementation of our business plan entails risks of product liability. We will seek to obtain product liability insurance, but there can be no assurance that we will be able to obtain such insurance or, if we are able to do so, that we will be able to do so at rates that will make it cost-effective. Any successful product liability claim made against us could substantially reduce or eliminate any economic return to us or our shareholders and could have a significant adverse impact on our future.

         If we become subject to service-related liability claims, they could be time-consuming and costly to defend.

         Because our customers will use our products and services for mission-critical applications in the medical and other fields, any errors, defects or other performance problems could result in liability or financial or other damages to our customers. They could seek damages for losses from us, which, if successful, could have a material adverse effect on our business, operating results, or financial condition. Although we intend for our agreements with customers to contain provisions designed to limit exposure to service-related liability claims, existing or future laws or unfavorable judicial decisions could negate these limitations of liability provisions. A service-related liability claim brought against us, even if unsuccessful, could be time-consuming and costly to defend and could harm our reputation.

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         We are authorized to issue substantial additional shares of stock, which would dilute the ownership of holders of Common Shares.

         We have authorized 50,000,000 Class A Common Shares, 150,000,000 ordinary Common Shares, and 1,000,000 Redeemable Convertible 12% Preferred Shares. Of these, approximately 20,000,000 ordinary Common Shares are issued and outstanding as of the date of this report. Our board of directors also has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. Any such issuance will dilute the percentage ownership of shareholders and may further dilute the book value of the ordinary Common Shares.

10-SB Item 2. Management's Discussion and Analysis or Plan of Operation.

         You should read the following discussion and analysis in conjunction with our financial statements included in this filing. The following information contains forward-looking statements. See Special Note about Forward-Looking Information. Our activities are subject to significant risks. See above at 10-SB
Item 1. Description of Business: Risk Factors.

         The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of our financial condition. This discussion should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein.

Overview

         We were established in late 2000 to capitalize on technology licensed from the Department of Energy's Idaho National Engineering and Environmental Laboratory. Until recently, we have concentrated primarily on the development of our wireless technology and products. As we move from a development stage company to a product vendor, we expect that our financial condition and results of operations will undergo substantial change. In particular, we expect to record both revenue and expense from product sales, to incur increased costs for sales and marketing and to increase general and administrative expense. Accordingly, the financial condition and results of operations reflected in the historical financial statements are not expected to be indicative of future financial condition and results of operation.

         We have incurred substantial net losses since inception. We have satisfied our capital requirements since inception primarily through the issuance and sale of Common Shares, Preferred Shares and notes.

         Our software sales were down in 2005 from 2004 because we purposely slowed our sales focus to conduct an in-depth market analysis, which resulted in a revised marketing plan. Due to reassigning our limited resources, our energies were focused on the marketing plan rather than on selling under the past marketing structure. The new marketing plan was implemented at the end of 2005, so results have not shown yet. We expect that our software will be the primary source of income and our involvement with reselling third-party software will decrease over time, although we can provide no assurances that this will actually occur.

Reverse Merger Method of Accounting

         The exchange with Creative Vending will be accounted for as a reverse acquisition. Creative Vending will be the surviving entity for legal purposes and TetriDyn will be the surviving entity for accounting purposes.

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         Accordingly, the financial statements include the following:

         o The audited financials of TetriDyn and Creative Vending as of December 31, 2005.

         o The pro forma condensed balance sheet, pro forma condensed statements of operations, and accompanying explanatory notes, for the combined entities.

Pursuant to the exchange, all capital shares and amounts and per share data were retroactively restated.

Results of Operations

         Revenues

         Revenues were $181,602 and $251,639 for the fiscal years 2005 and 2004, respectively. Gross profits were $89,980 and $178,665 for the fiscal years 2005 and 2004, respectively.

         Cost of Revenue, Research and Development, Operational Expenses

         Historically, cost of revenue has consisted primarily of the cost of third-party software purchased for resale and the direct and allocated indirect costs of providing services. Direct costs include labor, materials and other costs incurred directly in performing services related to systems installed. Indirect costs include labor and other costs associated with our services. The cost of revenue as a percentage of revenue can fluctuate significantly from period to period depending on the project mix, the cost of future planned products and the level of direct and indirect cost incurred.

         The cost of revenue on a dollar basis is expected to increase in the future as a result of anticipated sales of products and service work that is projected, and commensurate growth in the personnel and technical capacity required to perform.

         Costs of research and development include the direct costs of personnel involved in software development and the allocated indirect costs of software development. Costs of research and development are charged to operations during the period incurred, and are expected to continue to be charged to operations until the conceptual formulation, design, and testing of a process are completed and the process has been determined to be commercially viable. Costs to complete customization of on-screen input forms to create specific medical specialization turnkey applications have been expensed as incurred because realization of those costs is not assured. Research and development costs were $216,018 and $17,979 for the fiscal years 2005 and 2004, respectively.

         Total operating expenses, which include general and administrative costs, selling and marketing expenses, and research and development costs, totaled $679,087 for fiscal year 2005 and $544,138 for the fiscal year 2004.

         Marketing, General and Administrative Expense

         Marketing, general, and administrative expense consists primarily of compensation and support costs for management and administrative staff, and for other general and administrative costs, including accounting, consulting and other operating expenses. It also consists of costs associated with corporate awareness campaigns such as web site development and participation at trade shows, corporate communications initiatives and efforts with potential customers and joint venture partners to identify and evaluate product applications in which our technology could be integrated or otherwise used.

         We expect marketing, general and administrative expense to increase in future periods due to significant increase in our sales and marketing staff and activities as commercial sales of our products are expanded; and increased level of corporate and administrative activity.

         Income Taxes

         No provision for income taxes has been recorded because the Company has incurred net losses from January 1, 2003 through December 31, 2005. At December 31, 2005, the Company had net operating loss carryovers of approximately $2,054,744.

         Net Income / Loss

         Net losses were $634,091 and 469,140 for the fiscal years 2005 and 2004, respectively.

Liquidity and Capital Resources and Plan of Operation

         During 2005, we used cash to finalize development of AeroMD software and to initiate marketing and sales efforts. We met our cash requirements primarily through product sales and long-term loans. Since December 31, 2004, we also have obtained funds through the sale of equity securities. We expect to pursue additional financing that will allow us to expand our business activities. We cannot assure that we will be able to obtain required additional financing on terms favorable to us or our shareholders. To the extent we raise additional capital by issuing equity or convertible debt securities, ownership dilution to our shareholders may result. If adequate funds are not available, our business could be materially and adversely affected.

         Future expenditures and capital requirements will depend on numerous factors, including the following: the progress of research and development efforts; the rate at which products incorporating our technology, directly or through arrangements with resellers, are introduced and sold; the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; market acceptance of our products and competing technological developments; and our ability to establish cooperative development, joint venture and licensing arrangements. In order to maintain rights under the licensing agreement with the Idaho National Laboratory, we are obligated to make royalty payments to the Idaho National Laboratory with respect to the DBFusion technology. Nevertheless, cash requirements are expected to increase at a rate consistent with revenue growth as we expand our activities and operations with the objective of commercializing our technologies.

         We expect that our cash used in operations will increase during 2006 and beyond as a result of the following planned activities:

         o Increased production spending as products are accepted and sold;

         o Increased spending in marketing as products are introduced into target markets;

         o The addition of sales, marketing, technical and other staff to sell products, meet production needs and continue with future development efforts;

         o Purchases of additional development and production equipment and software;

         o The development of strategic relationships with systems and equipment manufacturers; and

         o Increases in general and administrative activities related to operations.

         Our business does not presently generate the cash needed to finance current and anticipated operations. We expect that our current cash, along with revenues from sales of our products, will be sufficient to fund operations for at least the next six months. However, over time we will need to seek additional funding through public or private financing, including equity financings, and through other arrangements, including collaborative arrangements. Poor financial results, unanticipated expenses or unanticipated opportunities could require additional financing sooner than expected. Such financing may be unavailable when needed or may not be available on acceptable terms. If additional funds are raised by issuing equity or convertible debt securities, the percentage ownership of existing shareholders may be reduced, and these securities may have rights superior to those of Common and Preferred Shares. If adequate funds are not available to satisfy either short-term or long-term capital requirements, or if planned revenues are not generated, we may be required to substantially limit our operations. This limitation of operations may include reductions in capital expenditures and reductions in staff and discretionary costs.

10-SB Item 3. Description of Property.

         Our principal executive offices are located at 1651 Alvin Ricken Drive, Pocatello Idaho, where we lease approximately 4,000 square feet of office space from an unrelated party at $1,000 per month.

10-SB Item 4. Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth, as of the time of effectiveness of the share exchange transaction, the outstanding Common Shares owned of record or beneficially by each person who owned of record, or was known by us to own beneficially, more than 5% of our issued and outstanding shares, and the name and share holdings of each director and all of the executive officers and directors as a group, together with the ownership of the foregoing in the consolidated surviving corporation after giving effect to the completion of the exchange.

                                                     Description of
                                                      Security (1)       Number       Percent
                                                      ------------       ------       -------
          TetriDyn principal shareholders
             David W. Hempstead (2) .............    Common Shares     11,858,714      59.3%
             Antoinette R. Knapp (2).............
             Sawtooth Meadows, L.P. (2)..........
             Dale B. Finfrock, Jr(3).............    Common Shares      1,312,050       6.6%

          TetriDyn directors
             David W. Hempstead (2) .............    Common Shares     11,858,714      59.3
             Antoinette R. Knapp (2) ............    Common Shares     11,858,714      59.3
             Orville J. Hendrickson..............    Common Shares        107,827       *
             Larry J. Ybarrondo..................    Common Shares        155,519       *


          All of TetriDyn's directors and            Common Shares
             executive officers (4 persons) .....                      12,122,060      60.6

          All of TetriDyn's shareholders ........    Common Shares     18,000,000      90.0

---------------
* Less than 1%.
(1) Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.
(2) Consists of 25,920 shares owned of record by David W. Hempstead; 25,920 shares owned of record by Antoinette R. Knapp; and 11,806,874 shares owned of record by Sawtooth Meadows, LP. David W. Hempstead and Antoinette R. Knapp, husband and wife, are owners of, and control, Sawtooth Meadows, LP, and as such, each is deemed to be the beneficial owner of shares owned of record by Sawtooth Meadows, LP.
(3) Includes 55,750 shares owned by Mr. Finfrock's spouse, 826,550 shares owned by OTC Capital Corporation, 55,000 shares owned by Euro-First Capital Corporation, 80,000 shares owned by TVI Capital Corp., and 25,000 shares owned by Tech-Venture International Corp. Mr. Finfrock is President and majority shareholder of each of the corporations named in this note.

10-SB Item 5. Director and Executive Officers, Promoters and Control Persons.

         At the closing of the share exchange, the former directors of TetriDyn were appointed as our directors to replace our previous directors, who tendered their resignation, all effective upon and subject to satisfying certain regulatory requirements. The following table sets forth the name, age, and position of each person appointed to become a director or officer of ours:

        Name                        Age     Position

        David W. Hempstead           42     Chief Executive Officer, President,
                                            Chairman, Director
        Antoinette R. Knapp          41     Chief Technology Officer, Secretary,
                                            Director
        Orville J. Hendrickson       80     Director
        Larry J. Ybarrondo           68     Director

         David Hempstead served as Chief Executive Officer, President, Chairman of the Board, and as a director of TetriDyn since TetriDyn's inception, and assumed these positions with us upon consummation of our share exchange transaction with TetriDyn. Mr. Hempstead sets the strategic direction of the Company and works closely with the management team, board of directors, and advisory board on all aspects of our operations, from product development to marketing. He has 20 years of experience in accounting, financial forecasting, business development, marketing, and software design, development, and maintenance. Mr. Hempstead brings a unique blend of business and technical expertise to our team. He has capitalized on his diverse experience by frequently serving as the liaison between technical and business divisions, enabling efficient and productive communication. Mr. Hempstead has been instrumental in the development of our many strategic alliances and in providing the vision and focus for the company. He also serves on the Scientific and Industrial Advisory Boards of the International Congress on Medical and Care Compunetics. Education: BS, Accounting with Computer Science Minor, University of Idaho.

         Antoinette Knapp served as Chief Technology Officer and as a director of TetriDyn since TetriDyn's inception and as its Secretary since May 2004, and assumed these positions with us upon consummation of our share exchange transaction with TetriDyn. Ms. Knapp directs all our product development, scheduling, and customer support activities. She ensures compliance with customer requirements and collaborates with Marketing and Sales to determine product release schedules and enhancements. Ms. Knapp has 20 years of experience in software management and software development. She has served a key role in the planning, implementation, and support of all of our products. Ms. Knapp has also served as adjunct faculty for University of Idaho where she taught Computer Science courses. Education: MS, Computer Science, University of Idaho; BS, Applied Mathematics, University of Idaho.

         Orville J. Hendrickson was elected to TetriDyn's board of directors in July 2004, and became a director of ours upon consummation of our share exchange transaction with TetriDyn; however, Mr. Hendrickson served as a valued advisor to TetriDyn from its inception in providing contacts and advice in legal, accounting, technical, and business areas. Mr. Hendrickson serves on the board's executive compensation committee. He is a retired Lieutenant Colonel for the United States Air Force and spent three years teaching Mechanical Engineering at the University of Washington. Mr. Hendrickson served for 38 years as Executive Vice President and 50% owner of Industrial Contractor, Inc., a specialty mechanical construction company that completed over $1 billion in today's dollars of successful contracts and was the sixth company in America to receive the Nuclear Construction ASME Stamp. Mr. Hendrickson continues to pursue new ventures by starting Productrade Insumos Organicos Occidente S de RL de CV, a Mexican enterprise, in which patented organic soil is developed, in addition to developing organic polymer that allows farmers to raise produce with 60% savings of the water required and with approximately 30% time savings from planting to maturity. Education: B.S., Mechanical Engineering (with nine additional minors including Accounting and Mathematics), University of Washington.

         Larry J. Ybarrondo, Ph.D. was elected to TetriDyn's board of directors in July 2004, and became a director of ours upon consummation of our share exchange transaction with TetriDyn. Dr. Ybarrondo serves on the board's executive compensation committee. Dr. Ybarrondo founded and built SCIENTECH, Inc., a 1,200-person, national, high-technology engineering services company with offices in over 30 cities and 10 foreign countries. His work experience includes responsibility for operation of four nuclear reactor facilities, major advisory and programmatic roles for the U.S. Nuclear Regulatory Commission (NRC) and the U.S. Department of Energy (DOE), and a broad range of general management issues including planning, facility design, construction, fabrication, and modification. Customer responsiveness, excellence in performance, safety, training, maintenance, and total quality management were strongly emphasized in Dr. Ybarrondo's work. Dr. Ybarrondo has over 30 years experience in the technological, operational, and managerial aspects of nuclear reactor technology. His experience has included senior management positions with a national laboratory organization, consulting to prestigious groups, and strategic, tactical, and operational planning for a diverse set of large and nationally significant projects. Education: Ph.D., Mechanical Engineering, Georgia Institute of Technology; MS, Mechanical Engineering, Northwestern University; BS, Mechanical Engineering, University of Detroit; Ten-Week Program for Senior Executives, Massachusetts Institute of Technology, Sloan Business School.

         Unless a director dies, resigns, or is removed earlier, each director serves at least two years or until the next annual meeting of shareholders, provided that each director will serve until such director's successor is elected and qualified.

Board of Directors' Committees

         Both of Orville J. Hendrickson and Larry J. Ybarrondo would be considered independent members of our board of directors under NASD Rule 4200(a)(15).

         Our compensation committee is composed of Messrs. Hendrickson and Ybarrondo, our independent directors. Our board as a whole acts as the audit committee. Mr. Hendrickson, who has a minor in accounting as well as additional experience, serves as the audit committee financial expert.

Key Employee

         John Iasonides served as Chief Marketing Officer of TetriDyn beginning in 2004, and assumed that position with us upon consummation of our share exchange transaction with TetriDyn. Mr. Iasonides is responsible for recruiting and training both direct and indirect sales representatives and directing the marketing efforts of our flagship product AeroMD. Mr. Iasonides has 10 years of successful sales and marketing experience. Mr. Iasonides' experience includes business development, sales, sales force management, market research, and financial management. Mr. Iasonides' diverse experience has enabled him to work very well in developing and implementing an effective marketing plan and multiple sales distribution channels for TetriDyn. Education: BBA, Marketing, Idaho State University - Emphasis: International Business, American College of Thessaloniki-Greece.

10-SB Item 6.  Executive Compensation.

         The following table sets forth all compensation awarded to, earned by, or paid by the Company to Dale B. Finfrock, Jr., its Chief Executive Officer, and sole officer and director, for services rendered in all capacities to the Company during the years ended December 31, 2005, 2004, and 2003. There were no executive officers whose total salary and bonus for the fiscal year ended December 31, 2005 exceeded $100,000.

                                                       Compensation
                                                Year                Salary
                                                ----                ------
               Dale B. Finfrock, Jr.            2005                  $0
                                                2004                  $0
                                                2003                  $0

Option/SAR Grants

         The following tables set forth certain information regarding the stock options acquired by the Company's Chief Executive Officer during the year ended December 31, 2005 and those options held by him on December 31, 2005.

                                        Option/SAR Grants in the Last Fiscal Year
                                                                                         Potential realizable
                                           Percent of                                      value at Assumed
                                             Total                                          Annual Rates of
                            Number of       Options                                        Appreciation For
                            Securities     Granted to      Exercise                           Option Term
                            Underlying    Employees in       Price        Expiration    ----------------------
             Name         Option Granted  Fiscal Year     ($/Share)          Date            5%         10%
             ----         --------------  -----------     ---------          ----            --         ---
        D. Finfrock, Jr.        --            N/A            N/A              N/A            --          --

Aggregate Option/SAR Exercises In Last Fiscal Year and Year-End Option/SAR
Values

                  Aggregated Fiscal Year-End Option/SAR Values

                              Number of Securities
                             Underlying Unexercise     Value of Unexercised
                              Options at Fiscal        In-The-Money Optoins
                                  Year-End (#)       at Fiscal Year-End ($)
                Name           (all exercisable)        (all exercisable)

          D. Finfrock, Jr.             --                       --

Employment Agreement, Termination of Employment, and Change in Control

         On January 21, 2006, TetriDyn entered into executive employment agreements with David Hempstead and Antoinette Knapp with their annual salaries to be set by the board of directors' executive compensation committee. Currently, the executive compensation committee has set Mr. Hempstead's annual salary to $90,000, and Ms. Knapp's annual salary to $80,000, both effective January 1, 2006.

10-SB Item 7. Certain Relationships and Related Transactions.

         The terms of the following transactions were not the result of arm's length negotiations.

Share Issuances

         None, except for the issuance of 17,170,563 shares of our Common Shares in the consummation of the share exchange transaction with TetriDyn as described above at Item 1.01: Entry into a Material Definitive Agreement.

Principal Shareholder Loans

         On December 17, 2002, TetriDyn entered into a short-term borrowing agreement with David W. Hempstead, President, director, and principal shareholder, for $50,000 at a 7% annual rate of interest. The agreement called for 26 biweekly payments of $2,000, with the final payment originally due December 2003. Additional funds were loaned to TetriDyn from Mr. Hempstead in 2004 and 2005. The obligation has been renewed and became an obligation of ours upon the consummation of our share exchange with TetriDyn. Amounts payable to this shareholder for this note, including interest, were $46,569 and $93,001 at December 31, 2004, and December 31, 2005, respectively.

10-SB Item 8. Description of Securities.

Common Shares

         We are authorized to issue 200,000,000 shares of common stock. The authorized common stock is divided into two classes, Class A Common Shares, and Ordinary Common Shares. We are authorized to issue up to 50,000,000 Class A Common Shares; the remainder of the common stock (150,000,000) shall be Ordinary Common Shares. Class A Common Shares shall be converted automatically into Ordinary Common Shares upon sale, death, or other transfer by the original holder other than to another Class A Common Shareholder, or at any time at the written request of the original holder. The holders of Class A Common Shares are entitled to two votes per share on each matter submitted to a vote at any meeting of shareholders. The holders of Ordinary Common Shares are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders.

         Holders of Class A Common Shares and Ordinary Common Shares do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of shareholders is able to elect the entire board of directors, and if they do so, minority shareholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of the voting power of the outstanding voting shares of the corporation constitutes a quorum for shareholders' meetings, but any number of shareholders, even if less than a quorum, may adjourn the meeting from time to time and place to place. There are also certain matters for which a greater percentage quorum is required by statute.

         Our shareholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

         Holders of common stock are entitled to receive such dividends, after payment of the Convertible Redeemable 12% dividend rate to the Redeemable Convertible 12% Preferred Shares, as the board of directors may from time to time declare, out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.

         The board of directors has authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders, and it is likely that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per share book value of existing shareholders.

Redeemable Convertible 12% Preferred Shares

         We have not issued, but are authorized to issue, up to 1,000,000 shares of Redeemable Convertible 12% Preferred Shares, $1,000.00 par value. The holder of Redeemable Convertible 12% Preferred Shares is entitled to two votes per share on each matter submitted to a vote at any meeting of shareholders. Holders of Redeemable Convertible 12% Preferred Shares do not have cumulative voting rights.

         In the event of liquidation of our Company, the shares of Redeemable Convertible 12% Preferred Shares shall receive proceeds up to their par value before any payment to common shareholders.

         Holders of Redeemable Convertible 12% Preferred Shares are entitled to receive payment of a 12% dividend rate on such dividends as the board of directors may from time to time declare, out of funds legally available for the payment of dividends, before the payment of any dividends to the holders of the common stock.

Shares Eligible for Future Sale

         There is no public market for our common stock. See Market Price of and Dividends on the Registrant's Common Equity and other Stockholder Matters below. Rule 144 adopted pursuant to the Securities Act of 1933 provides, in essence, that as long as there is publicly available current information about the Company, holders of restricted securities for which a period of one year has elapsed since the later of the date of acquisition of securities from the issuer or from an affiliate of the issuer may sell in each 90-day period, providing such holder is not a part of a group acting in concert, an amount equal to the 1% of the Company's issued and outstanding common stock, provided that the seller meets the other conditions of Rule 144 respecting manner of sale, including filing a notice with the Securities and Exchange Commission and other items.

         Under Rule 144(k), restricted securities for which a period of two years has lapsed since the later of the date of acquisition from the issuer or from an affiliate of the issuer may be sold by any person who is not, and has not been during the preceding 90 days, an affiliate of the issuer without complying with the volume restrictions or other conditions of the rule.

         As of the date of this report, we had 772 shareholders of record. We believe that approximately 2,009,350 issued and outstanding shares may be eligible for sale in the public market.

         The potential for sale of restricted securities under Rule 144 may have a depressive effect on any trading market that may exist or develop for our common shares.


                               FORM 10-SB PART II

10-SB Item 1. Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters.

         There is not and has never been a quoted market for our common stock.

         We intend to seek to have our common stock quoted on the National Association of Securities Dealers' OTC Bulletin Board (OTCBB) in order to facilitate the initiation of trading in the over-the-counter market. We cannot assure that we will be successful in having our common stock quoted or that any trading market will develop.

Dividend Policy

         We have never paid cash dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future. We intend to use any future earnings primarily for the expansion of our business.

Equity Compensation Plan

------------------------------- ---------------------------- ---------------------------- ----------------------------
Plan category                   Number of securities to be   Weighted-average exercise    Number of securities
                                issued upon exercise of      price of outstanding         remaining available for
                                outstanding options,         options, warrants and        future issuance under
                                warrants and rights          rights                       equity compensation plans
                                                                                          (excluding securities
                                                                                          reflected in column (a))
                                           (a)                           (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by security holders                --                           --                           --
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by security holders                --                           --                           --
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                       --                           --                           --
------------------------------- ---------------------------- ---------------------------- ----------------------------

10-SB Item 2. Legal Proceedings.

         We are not a party to any material legal proceedings and no material legal proceedings have been threatened by us, or, to the best of our knowledge, against us.

10-SB Item 3. Changes in and Disagreements with Accountants.

         On March 22, 2006, we notified Webb & Company that we had dismissed it as our auditor. Effective March 22, 2006, we engaged Hansen, Barnett & Maxwell, as our independent registered public accounting firm for the fiscal year ending December 31, 2006. The action to engage Hansen, Barnett & Maxwell, was taken upon the unanimous approval of our board of directors. Hansen, Barnett & Maxwell has previously audited the financial statements of TetriDyn Solutions, Inc. as of December 31, 2005 and 2004 and for the years then ended and for the cumulative period from October 3, 2000 (Date of Inception) through December 31, 2005.

         During the last two fiscal years ended December 31, 2005 and December 31, 2004, and through March 20, 2006: (i) there were no disagreements between us and Webb & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Webb & Company would have caused Webb & Company to make reference to the matter in its reports on our financial statements, and
(ii) Webb & Company's reports did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the last two most recent fiscal years ended December 31, 2005 and December 31, 2004 and through March 20, 2006, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-B. Webb & Company's opinion in its report on our financial statements for the years ended December 31, 2005 and 2004, expressed substantial doubt with respect to our ability to continue as a going concern.

         Prior to engaging them as our registered independent public accounting firm, we had not consulted with Hansen, Barnett & Maxwell, regarding either the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Webb & Company has furnished us with a letter addressed to the Securities and Exchange Commission agreeing with the above statements. The letter from Webb & Company is attached as Exhibit 16.01 to this report.

10-SB Item 4. Recent Sales of Unregistered Securities.

         During the three years preceding the filing of this report, the Company issued securities without registration under the Securities Act of 1933 on the terms and circumstances described in the following paragraphs.

         Unless otherwise indicated, all transactions were the result of arm's-length negotiations. Transactions involving the issuances of shares to persons who, at the time of such transactions, were either executive officers, directors, principal shareholders, or other affiliates are noted. In each case of the issuance of shares to affiliates, unless otherwise noted, such affiliates purchased shares on the same terms at which shares were sold to unrelated parties in contemporaneous transactions, and such transactions were approved unanimously by the disinterested directors.

         Certificates for all shares issued in the following transactions bore a restrictive legend conspicuously on their face and stop transfer instructions were noted respecting such certificates on the share transfer records of the Company.

Acquisition of TetriDyn Solutions, Inc.

         On July 13, 2005, we executed an Agreement for the Exchange of Common Stock. Pursuant to the agreement and on the approval of shareholders, on March 22, 2006, we issued an aggregate of 17,170,563 shares of restricted common stock in exchange for all of TetriDyn's common stock then issued and outstanding and issued 829,437 shares of restricted common stock for services related to the transaction. At the time of the acquisition, TetriDyn Solutions, Inc. had 14 accredited and 35 nonaccredited shareholders, including 11 employees. The transaction was approved by TetriDyn shareholders following their receipt of a shareholder consent solicitation from TetriDyn. In the consent solicitation, TetriDyn provided detailed business and financial information about itself and Creative Vending as well as the terms of the transaction. Shareholders were advised in writing that the shares of restricted common stock of Creative Vending to be issued in the transaction constituted "restricted securities" under the Securities Act. All certificates for common stock issued in this transaction bore a restrictive legend, and stop transfer instructions were placed with the transfer agent against transfer of the securities. The offering was limited to the shareholders of record of TetriDyn, and no form of general solicitation or advertising was employed. No underwriter participated. These securities were issued in reliance on the exemption from registration in Section 4(2) of the Securities Act of 1933 for transactions not involving any public offering, and Rule 506 of Regulation D thereunder.

10-SB Item 5. Indemnification of Directors and Officers.

         Our Articles of Incorporation, as amended, provide that we may exercise and possess all powers, rights, and privileges necessary or incidental to the purposes for which the corporation is organized or to the activities in which it is engaged and any other rights. This includes the indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

         The Florida Business Corporation Act provides as follows:

         607.0850 Indemnification of officers, directors, employees, and agents.

         (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

         (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

                  (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

                  (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                  (c) By independent legal counsel:

                           1. Selected by the board of directors prescribed in
                  paragraph (a) or the committee prescribed in paragraph (b); or

                           2. If a quorum of the directors cannot be obtained
                  for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                  (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

         (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                  (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

                  (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

                  (c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

                  (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

                  (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

                  (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

                  (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

         (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         (11) For purposes of this section:

                  (a) The term "other enterprises" includes employee benefit plans;

                  (b) The term "expenses" includes counsel fees, including those for appeal;

                  (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

                  (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

                  (e) The term "agent" includes a volunteer;

                  (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

                  (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

         (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.


                               FORM 10-SB PART F/S


         The financial statements of the Company, including the Auditors report, are included beginning on page F-1 immediately following the signature page of this report.

                               FORM 10-SB PART III


10-SB Item 1. Index to Exhibits.

         See "Item 9.01 Financial Statements and Exhibits" of this report.


10-SB Item 2. Description of Exhibits.

         See "Item 9.01 Financial Statements and Exhibits" of this report.


---------------------------------END 10-SB DISCLOSURE---------------------------


Item 3.02 Unregistered Sales of Equity Securities.

         See above at Item 2.01 and 10-SB Item 4: Recent Sales of Unregistered Securities.

Item 4.01 Changes in Registrant's Certifying Accountant.

         On March 22, 2006, we notified Webb & Company that we had dismissed it as our auditor. Effective March 22, 2006, we engaged Hansen, Barnett & Maxwell, as our independent registered public accounting firm for the fiscal year ending December 31, 2006. The action to engage Hansen, Barnett & Maxwell, was taken upon the unanimous approval of our board of directors. Hansen, Barnett & Maxwell has previously audited the financial statements of TetriDyn Solutions, Inc. as of December 31, 2005 and 2004 and for the years then ended and for the cumulative period from October 3, 2000 (Date of Inception) through December 31, 2005.

         During the last two fiscal years ended December 31, 2005 and December 31, 2004, and through March 20, 2006: (i) there were no disagreements between us and Webb & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Webb & Company would have caused Webb & Company to make reference to the matter in its reports on our financial statements, and
(ii) Webb & Company's reports did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the last two most recent fiscal years ended December 31, 2005 and December 31, 2004 and through March 20, 2006, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-B. Webb & Company's opinion in its report on our financial statements for the years ended December 31, 2005 and 2004, expressed substantial doubt with respect to our ability to continue as a going concern.

         Prior to engaging them as our registered independent public accounting firm, we had not consulted with Hansen, Barnett & Maxwell, regarding either the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Webb & Company has furnished us with a letter addressed to the Securities and Exchange Commission agreeing with the above statements. The letter from Webb & Company is attached as Exhibit 16.01 to this report.

Item 5.01 Changes in Control of Registrant.

         Upon the completion of the steps necessary for the consummation of the Agreement for the Exchange of Common Stock described above on March 22, 2006, two former shareholders of TetriDyn, David Hempstead and Antoinette Knapp, husband and wife who were executive officers, directors, and principal shareholders of TetriDyn, and who together, either directly or beneficially, owned approximately 77.8% of the issued and outstanding shares of common stock of TetriDyn, became controlling shareholders of the Company as a result of their ownership of approximately 59.3% of the outstanding shares of common stock of the Company following the closing of the Agreement for the Exchange of Common Stock. The previous controlling shareholder of the Company was Dale B. Finfrock, Jr. (who directly or beneficially owned 1,312,050 shares or approximately 65.3%). Following the closing of the Agreement for the Exchange of Common Stock, there are no arrangements known to the Company, the operation of which may at a subsequent date result in a change of control of the Company or which relate to the election of directors or other matters.

         As described in Item 5.02 below, upon the closing of the Agreement for the Exchange of Common Stock, the board of directors of the company consisted of David W. Hempstead, Antoinette R. Knapp, Orville J. Hendrickson, and Larry J. Ybarrando.

         For the other information required by this Item 5.01, see Item 2.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On March 15, 2006, in connection with the Agreement for the Exchange of Common Stock described above, David W. Hempstead, Antoinette R. Knapp, Orville
J. Hendrickson and Larry J. Ybarrando were elected to the board of directors and the resignation of Dale B. Finfrock, Jr. as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and sole Director of the Company was accepted. See above at 10-SB Part I, Item 5. Director and Executive Officers, Promoters and Control Persons.

Item 5.06 Change in Shell Company Status

         Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Financial Statements of Business Acquired

         Filed herewith are the audited financial statements of TetriDyn for the fiscal years ended December 31, 2005 and 2004, and the audited financial statements of the Company for the fiscal years ended December 31, 2005 and 2004.

Pro Forma Financial Information

         Filed herewith is the pro forma consolidated Financial Statements of the Company and TetriDyn for the requisite periods.

         The following exhibits, which are required to be attached by Item 601 of Regulation S-B, are attached or incorporated herein by this reference.

    Exhibit
    Number*                    Title/Description of Document                                Location
---------------- ---------------------------------------------------------- ------------------------------------------
    Item 2.      Plan of Acquisition, Reorganization, Arrangement,
                 Liquidation or Succession
---------------- ---------------------------------------------------------- ------------------------------------------
     2.01        Agreement for the Exchange of Common Stock                 Incorporated by reference to the
                                                                            Company's Current Report filed on Form
                                                                            8-K and dated July 13, 2005

    Item 3.      Articles of Incorporation and Bylaws
---------------- ---------------------------------------------------------- ------------------------------------------
     3.01        Articles of Incorporation of Creative Vending Corp.        Attached
                 dated April 7, 1987
     3.02        Articles of Amendment of Articles of Incorporation dated   Attached
                 February 7, 1989
     3.03        Bylaws of Creative Vending Corp., adopted April 9, 1987    Attached

    Item 4.      Instruments Defining the Rights of Security Holders
---------------- ---------------------------------------------------------- ------------------------------------------
     4.01        Specimen stock certificate                                 Attached

   Item 10.      Material Contracts
---------------- ---------------------------------------------------------- ------------------------------------------
     10.01       License Agreement with Idaho National Laboratory           Attached
     10.02       Real Property Lease                                        Attached
     10.03       Employment Agreement with Dave Hempstead                   Attached
     10.04       Employment Agreement with Antoinette Knapp                 Attached
   Item 16.      Letter on Change in Certifying Accountant
---------------- ---------------------------------------------------------- ------------------------------------------
     16.01       Letter from Webb & Company to Securities and Exchange      Attached
                 Commission

----------------
* All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.


--------------------------------------------------------------------------------
                                    SIGNATURE
--------------------------------------------------------------------------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  CREATIVE VENDING CORP.



Date: March 27, 2006                              By   /s/ David Hempstead
                                                     --------------------------
                                                     David Hempstead
                                                     President

                            TETRIDYN SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page

PRO FORMA FINANCIAL INFORMATION

Pro Forma Financial Information..............................................F-2
Unaudited Pro Forma Condensed Balance Sheet - December 31, 2005..............F-3
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended
  December 31, 2005..........................................................F-4
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended
  December 31, 2004..........................................................F-4
Notes to Unaudited Pro Forma Condensed Financial Information.................F-5

TETRIDYN SOLUTIONS INC. FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm......................F-6
Balance Sheets - December 31, 2005 and 2004..................................F-7
Statements of Operations for the Years Ended December 31, 2005 and 2004
  and for the Period from October 3, 2000 (Date of Inception) through
  December 31, 2005..........................................................F-8
Statements of Stockholders' Deficit for the Period from October 3, 2000
  (Date of Inception) through December 31, 2003 and for the Years Ended
  December 31, 2004 and 2005.................................................F-9
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004
  and for the Period from October 3, 2000 (Date of Inception) through
  December 31, 2005.........................................................F-10
Notes to Financial Statements...............................................F-11

CREATIVE VENDING CORP.

Report of Independent Registered Public Accounting Firm.....................F-20
Balance Sheet as of December 31, 2005.......................................F-21
Statements of Operations for the years ended December 31, 2005 and 2004 and for the Period from April 9, 1987 (Inception) to December 31, 2005....F-22
Statement of Changes in Shareholders' Deficiency for the Period from
  April 9, 1987 (Inception) Through December 31, 2005.......................F-23
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004
  and for the Period from April 9, 1987 (Inception) to December 31, 2005....F-26
Notes to Financial Statements...............................................F-27

                            TETRIDYN SOLUTIONS, INC.
               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On March 15, 2006, TetriDyn Solutions, Inc. (TSI) and its shareholders completed a stock exchange agreement (the Agreement) with Creative Vending Corp., a Florida corporation (Creative). Under the terms of the agreement, Creative acquired all of the outstanding TSI common stock outstanding from the TSI shareholders in exchange for the issuance of 17,170,563 common shares of Creative to the TSI shareholders on a pro rata basis. The members of the board of directors of TSI and its management became the board of directors and management of Creative. TSI was merged into Creative and Creative intends to change its name to TetriDyn Solutions, Inc. Immediately prior to closing the Agreement, Creative had 2,009,350 shares of common stock outstanding. Creative also issued 829,437 shares for services related to the transaction.

Due to the TSI shareholders controlling TSI before and after the completion of the Agreement, TSI was considered the accounting acquirer. The transaction was recognized as a 1-to-2.07 stock split of the common stock of TSI and the reverse acquisition of Creative Vending Corp. by TSI and valued as a nonmonetary exchange. TSI assumed $4,500 of liabilities of Creative in exchange for the constructive issuance of 2,009,350 shares of common stock of Creative that remained outstanding and the 829,437 shares issued for services related to the transaction.

The following unaudited pro forma condensed balance sheet as of December 31, 2005 has been prepared to present the effects of the subsequent issuance of Series B preferred stock, the conversion of Series A redeemable preferred stock and Series B preferred stock into common stock and the exchange of TSI common stock for 18,000,000 shares of Creative Vending, Corp. as though those transactions occurred on December 31, 2005. The unaudited pro forma condensed statements of operations for the years ended December 31, 2005 and 2004 have been prepared to present the effects of these transactions as though they had occurred on January 1, 2005 and 2004, respectively.

The unaudited pro forma financial information is only illustrative of the effects of these transactions and does not necessarily reflect the financial position or results of operations that would have resulted had the transactions actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for any future period.

                                                   TETRIDYN SOLUTIONS, INC.
                                         UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                                      DECEMBER 31, 2005


                                                                  TetriDyn        Creative        Pro Forma
                                                               Solutions Inc.   Vending Corp.     Adjustments      Pro Forma
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
Cash                                                              $    108,311      $        -    $         -      $    108,311
Other current assets                                                     2,482               -              -             2,482
Property and equipment, net                                             52,507               -              -            52,507
-------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                      $    163,300      $        -    $         -          $163,300
-------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Trade accounts payable                                            $     94,325      $        -    $         -      $     94,325
Accounts payable to related parties                                      5,947               -              -             5,947
Accrued liabilities                                                     72,411           4,500              -            76,911
Deferred revenue                                                        15,677               -              -            15,677
Notes payable, current portion                                         590,359               -        (27,762) A        562,597
Notes payable to related parties                                        93,001           1,793         (1,793) D         93,001
Capital lease obligations, current portion                              17,636               -              -            17,636
-------------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                              889,356           6,293        (29,555)          866,094
-------------------------------------------------------------------------------------------------------------------------------
Long-Term Liabilities
Notes payable, net of current portion                                  246,886               -       (222,238) A         24,648
Series A non-voting, redeemable preferred stock                        696,110               -       (696,110) B              -
-------------------------------------------------------------------------------------------------------------------------------
Total Long-Term Liabilities                                            942,996               -       (918,348)           24,648
-------------------------------------------------------------------------------------------------------------------------------
Stockholders' Deficit
Series B convertible preferred stock - no par value; 297,515           291,350               -        411,830  A
 shares outstanding (historical), none outstanding (pro forma)                                       (703,180) B              -
Common stock - no par value; 7,307,565 shares outstanding              291,124         133,318      1,399,290  B
 (historical) and 20,009,350 shares outstanding (pro forma)                                                 -  C
                                                                                                        1,793  D
                                                                                                     (135,111) E      1,690,414
Receivable from Series B preferred stockholders                              -               -       (161,500) A       (161,500)
Deficit accumulated during the development stage                    (2,251,526)       (139,611)          (330) A
                                                                                                            -  C
                                                                                                      135,111  E     (2,256,356)
-------------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Deficit                                         (1,669,052)         (6,293)       947,903          (727,442)
-------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficit                       $    163,300      $        -    $         -      $    163,300
===============================================================================================================================


                         See the accompanying notes to unaudited pro forma condensed financial information.

                                                              F-3

                                                    TETRIDYN SOLUTIONS, INC.
                                      UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 2005


                                                 TetriDyn           Creative        Pro Forma       Pro Forma
                                              Solutions Inc.     Vending Corp.      Adjustment       Results
-----------------------------------------------------------------------------------------------------------------
Revenue                                         $  181,602        $       -         $      -       $  181,602
Cost of Revenue                                     91,622                -                -           91,622
-----------------------------------------------------------------------------------------------------------------
Gross Profit                                        89,980                -                -           89,980
-----------------------------------------------------------------------------------------------------------------
Operating Expenses
General and administrative                         346,607           14,736                -          361,343
Selling and marketing                              116,462                -                -          116,462
Research and development                           216,018                -                -          216,018
-----------------------------------------------------------------------------------------------------------------
Total Operating Expenses                           679,087           14,736                -          693,823
-----------------------------------------------------------------------------------------------------------------
Interest Expense                                    44,984                -                -           44,984
-----------------------------------------------------------------------------------------------------------------

Net Loss                                        $ (634,091)       $ (14,736)        $      -       $ (648,827)
=================================================================================================================

Basic and Diluted Loss per Common Share                                                            $    (0.03)
-----------------------------------------------------------------------------------------------------------------



                                               TETRIDYN SOLUTIONS, INC.
                                 UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                         FOR THE YEAR ENDED DECEMBER 31, 2004


                                                               TetriDyn            Creative              Pro Forma
                                                            Solutions Inc.       Vending Corp.            Results
------------------------------------------------------------------------------------------------------------------------
Revenue                                                        $  251,639           $      -         $    251,639
Cost of Revenue                                                    72,974                  -               72,974
------------------------------------------------------------------------------------------------------------------------
Gross Profit                                                      178,665                  -              178,665
------------------------------------------------------------------------------------------------------------------------
Operating Expenses
General and administrative                                        526,159                150              526,309
Research and development                                           17,979                  -               17,979
------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                          544,138                150              544,288
------------------------------------------------------------------------------------------------------------------------
Interest Expense                                                  103,667                  -              103,667
------------------------------------------------------------------------------------------------------------------------

Net Loss                                                       $ (469,140)          $   (150)        $   (469,290)
------------------------------------------------------------------------------------------------------------------------

Basic and Diluted Loss per Common Share                                                              $      (0.02)
------------------------------------------------------------------------------------------------------------------------

Weighted-Average Common Shares Outstanding                                                             20,009,350
------------------------------------------------------------------------------------------------------------------------

                  See the accompanying notes to unaudited pro forma condensed financial information.

                                                       F-4

                            TETRIDYN SOLUTIONS, INC.
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


A During February and March 2006, TSI issued 161,500 shares of Series B preferred stock for $161,500 of cash in a private placement offering. Since the offering was not directly associated with the reverse acquisition of Creative by TSI, a pro forma adjustment has been made to the accompanying pro forma balance sheet to reflect the issuance of the Series B preferred shares in exchange for a receivable from Series B preferred stockholders.

          Prior to closing the Agreement, 250,000 shares of TSI Series B preferred stock were issued upon the conversion of a $250,000 note payable. TSI also issued 495 shares of Series B preferred stock in payment for $330 of legal services.

B Prior to closing the Agreement, the holders of the Series A redeemable preferred stock converted their 219,512 shares of Series A redeemable preferred stock into 219,512 shares of common stock. The Series A redeemable preferred stock had a carrying value at December 31, 2005 of $696,110; therefore the Series A redeemable preferred stock was converted at the rate of $3.17 per share. The holders of the Series B preferred stock converted all of the 709,510 shares of Series B preferred stock outstanding, which had a carrying value of $703,180, into 709,510 shares of common stock at $0.99 per share.

C During January 2006, TSI issued 44,005 shares of common stock to employees for services, which shares were valued at $44,005, or $1.00 per share.

D TSI had 8,280,592 shares of common stock outstanding immediately prior to closing the Agreement, which were exchanged for 17,170,563 shares of Creative. The exchange has been recognized as a stock split of the TetriDyn common stock on a 2.07-for-1 basis. A loan payable to a Creative shareholder in the amount of $1,793 was converted into stockholders' equity without the issuance of additional shares of Creative common stock. Creative also issued 829,437 shares of common stock for services related to the transaction and had 2,009,350 shares of common stock that were outstanding prior to the closing and that remained outstanding after the reorganization that were recognized for financial reporting purposes as issued for the assumption of $4,500 of liabilities.

E TSI agreed to pay the $4,500 of cost that Creative incurred to become current in its filings with the Securities and Exchange Commission. After recognition of that as an expense to TSI, the remaining $135,111 of accumulated deficit of Creative was reclassified to common stock.

 HANSEN, BARNETT & MAXWELL
 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
    Phone: (801) 532-2200
     Fax: (801) 532-7944
       www.hbmcpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
  TetriDyn Solutions, Inc.

We have audited the accompanying balance sheets of TetriDyn Solutions, Inc. (a development stage company) as of December 31, 2005 and 2004 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and for the period from October 3, 2000 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TetriDyn Solutions, Inc. (a development stage company) as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended and for the period from October 3, 2000 (date of inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company is a development stage company engaged in developing and marketing software products. During the years ended December 31, 2005 and 2004, the Company suffered losses from operations and had negative cash flows from operating activities. At December 31, 2005, the Company had a working capital deficiency and a capital deficiency. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                  HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
February 14, 2006

                                            TETRIDYN SOLUTIONS, INC.
                                                 BALANCE SHEETS

                                                                                                 December 31,
                                                                                        ------------------------------
                                                                                             2005           2004
----------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
Cash                                                                                        $   108,311   $         -
Accounts receivable, less allowance for doubtful accounts of $8,500 and $8,500                    2,219         3,822
Inventory                                                                                           263         6,239
Prepaid expenses and other current assets                                                             -         2,278
----------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                            110,793        12,339
----------------------------------------------------------------------------------------------------------------------
Property and Equipment                                                                          179,000       178,610
Less: Accumulated depreciation                                                                 (126,493)      (90,693)
----------------------------------------------------------------------------------------------------------------------
Net Property and Equipment                                                                       52,507        87,917
----------------------------------------------------------------------------------------------------------------------
Total Assets                                                                                $   163,300   $   100,256
----------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Checks drawn in excess of cash in bank                                                      $         -   $    16,626
Trade accounts payable                                                                           94,325        57,374
Accounts payable to related parties                                                               5,947        31,805
Accrued liabilities                                                                              72,411        17,205
Deferred revenue                                                                                 15,677        57,109
Notes payable, current portion                                                                  590,359       546,245
Notes payable to related parties                                                                 93,001       129,639
Capital lease obligations, current portion                                                       17,636        22,338
----------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                                       889,356       878,341
----------------------------------------------------------------------------------------------------------------------
Long-Term Liabilities
Notes payable, net of current portion                                                           246,886        36,702
Capital lease obligations, net of current portion                                                     -        18,138
Series A non-voting, redeemable preferred stock - no par value; 250,000 shares
  authorized; 219,512 shares outstanding                                                        696,110       636,110
----------------------------------------------------------------------------------------------------------------------
Total-Long Term Liabilities                                                                     942,996       690,950
----------------------------------------------------------------------------------------------------------------------
Stockholders' Deficit
Series B convertible preferred stock - no par value; 5,000,000 shares authorized; 249,020 shares shares and 85,000 shares outsanding, respectively;
  liquidation preference $249,020                                                               291,350        85,000
Common stock - no par value; 100,000,000 shares authorized;
  7,307,565 shares and 5,000,000 shares outstanding, respectively                               291,124        63,400
Deficit accumulated during the development stage                                             (2,251,526)   (1,617,435)
----------------------------------------------------------------------------------------------------------------------
Total Stockholders' Deficit                                                                  (1,669,052)   (1,469,035)
======================================================================================================================
Total Liabilities and Stockholders' Deficit                                                 $   163,300   $   100,256
======================================================================================================================

                    The accompanying notes are an integral part of these financial statements

                                                      F-7

                                                    TETRIDYN SOLUTIONS, INC.
                                                    STATEMENTS OF OPERATIONS



                                                                                               For the Period from
                                                              For the Years Ended                October 3, 2000
                                                                  December 31,                 (Date of Inception)
                                                        ----------------------------------            through
                                                               2005              2004           December 31, 2005
-------------------------------------------------------------------------------------------------------------------
Revenue                                                   $  181,602         $  251,639           $   826,058
Cost of Revenue                                               91,622             72,974               324,336
-------------------------------------------------------------------------------------------------------------------
Gross Profit                                                  89,980            178,665               501,722
-------------------------------------------------------------------------------------------------------------------
Operating Expenses
General and administrative                                   346,607            526,159             2,122,870
Selling and Marketing                                        116,462                  -               116,462
Research and development                                     216,018             17,979               277,535
-------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                     679,087            544,138             2,516,867
-------------------------------------------------------------------------------------------------------------------
Employment Grant Income                                            -                  -                27,500
-------------------------------------------------------------------------------------------------------------------
Interest Expense                                             (44,984)          (103,667)             (263,881)
-------------------------------------------------------------------------------------------------------------------
Net Loss                                                  $ (634,091)        $ (469,140)          $(2,251,526)
-------------------------------------------------------------------------------------------------------------------

Basic and Diluted Loss per Common Share                   $    (0.11)        $    (0.16)
==========================================================================================

Weighted-Average Common Shares Outstanding                 5,778,781          2,982,401
------------------------------------------------------------------------------------------

                       The accompanying notes are an integral part of these financial statements

                                                              F-8

                                                            TETRIDYN SOLUTIONS, INC.
                                                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                                                                                            Deficit
                                                              Series B                                    Accumulated
                                                          Preferred Stock           Common Stock           During the     Total
                                                    ------------------------- ------------------------    Development  Stockholders'
                                                      Shares       Amount       Shares        Amount         Stage        Deficit
------------------------------------------------------------------------------------------------------------------------------------
Balance, October 3, 2000
  (Date of Inception)                                      -     $       -             -    $       -    $         -    $         -
Issuance for cash, July 2002,
  $0.004 per share                                         -             -     1,000,000        4,000              -          4,000
Issuance for intellectual property, October
  2002, $0.00 per share                                    -             -        40,000            -              -              -
Net loss for the period                                    -             -             -            -       (189,905)      (189,905)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                                 -             -     1,040,000        4,000       (189,905)      (185,905)

Net loss                                                   -             -             -            -       (958,390)      (958,390)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                                 -             -     1,040,000        4,000     (1,148,295)    (1,144,295)
Issuance for cash, July 2004, $0.015 per share             -             -     3,960,000       59,400              -         59,400
Issuance for cash, August through December
  2004, $1.00 per share                               85,000        85,000             -            -              -         85,000
Net loss                                                   -             -             -            -       (469,140)      (469,140)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004                            85,000        85,000     5,000,000       63,400     (1,617,435)    (1,469,035)

Issuance to employees and advisors for services,
  $0.10 per share, May through November 2005               -             -     1,307,565      129,056              -        129,056
Issuance for cash at $1.00 per share, and 3,250
  shares and $2,250 cash issued to placement
  agent, June through December 2005                  189,750       184,250             -            -              -        184,250
Issuance to a director for services, $1.00 per
  share, August 2005                                   2,000         2,000             -            -              -          2,000
Issuance for marketing and consulting services,
  $0.88 per share, August through November 2005        5,765         5,100             -            -              -          5,100
Issuance for conversion of notes payable to
  related parties, August 2005, $0.10 per share            -             -     1,000,000       98,668              -         98,668
Issuance for conversion of note payable, December
  2005, $1.00 per share                               15,000        15,000             -            -              -         15,000
Net loss                                                   -             -             -            -       (634,091)      (634,091)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005                           297,515     $ 291,350     7,307,565    $ 291,124    $(2,251,526)   $(1,669,052)
====================================================================================================================================

                            The accompanying notes are an integral part of these financial statements

                                                              F-9

                                                            TETRIDYN SOLUTIONS, INC.
                                                            STATEMENTS OF CASH FLOWS


                                                                                                                 For the Period from
                                                                                  For the Years Ended              October 3, 2000
                                                                                      December 31,               (Date of Inception)
                                                                           --------------------------------            through
                                                                               2005               2004            December 31, 2005
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net loss                                                                    $ (634,091)        $ (469,140)             $(2,251,526)
Adjustments to reconcile net loss to net cash used in
 operating activities:
Depreciation                                                                    35,800             35,722                  126,493
Expenses paid by shareholder                                                    40,814                  -                   40,814
Interest expense from accretion of Series A preferred stock                     60,000             60,165                  210,010
Series B preferred shares issued for services                                    7,100                  -                    7,100
Common stock issued for services                                               129,056                  -                  129,056
Changes in operating assets and liabilities:
Accounts receivable                                                              1,603              8,059                    5,425
Inventory                                                                        5,976                  -                    5,976
Accounts payable                                                                54,657            (24,906)                 143,836
Deferred revenue                                                                (3,932)            19,609                   53,177
Other                                                                            2,278              2,657                    6,528
-----------------------------------------------------------------------------------------------------------------------------------
Net Cash Used in Operating Activities                                         (300,739)          (367,834)              (1,523,111)
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
Purchase of property and equipment                                                (390)                 -                   (6,662)
-----------------------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                             (390)                 -                   (6,662)
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Change in bank overdraft                                                       (16,626)            16,626                        -
Proceeds from borrowing under notes payable                                    295,000            209,132                1,059,594
Principal payments on notes payable                                            (25,702)            (9,798)                (111,887)
Proceeds from notes payable to related parties                                  27,900             21,060                   64,818
Principal payments on notes payable to related parties                         (32,542)            (5,947)                 (38,489)
Payments on capital lease obligations                                          (22,840)           (20,397)                (154,702)
Proceeds from issuance of Series A redeemable preferred stock                        -                  -                  486,100
Proceeds from issuance of common stock                                               -             59,400                   63,400
Proceeds from issuance of Series B preferred stock                             184,250             85,000                  269,250
-----------------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                                      409,440            355,076                1,638,084
-----------------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash                                                108,311            (12,758)                 108,311
Cash At Beginning of Period                                                          -             12,758                        -
-----------------------------------------------------------------------------------------------------------------------------------
Cash At End of Period                                                       $  108,311         $        -              $   108,311
-----------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosure of Cash Flow Information
Cash paid for interest                                                      $   46,138         $   46,138
----------------------------------------------------------------------------------------------------------
Noncash Investing and Financing Activities
Series B preferred stock issued upon conversion of debt                     $   15,000         $        -
Common stock issued for conversion of note payable to related party             98,668                  -
Capital lease obligation incurred in purchase of equipment                       6,391              6,391
----------------------------------------------------------------------------------------------------------

                            The accompanying notes are an integral part of these financial statements

                                                              F-10

                            TETRIDYN SOLUTIONS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations - TetriDyn Solutions, Inc. (the Company) develops and is attempting to establish a market for its own proprietary software. The Company was organized under the laws of the State of Idaho on October 3, 2000 and is in the development stage. Its principal development stage activities have consisted of raising capital, developing and marketing its proprietary software and selling third-party software. To date, the Company's main source of revenue has been from selling, installing and supporting third-party software products related to medical office management.

The objectives of the Company's software are to integrate technology and data and to increase professional or worker productivity through the use of customized data input screens and the use of wireless technologies. The Company has developed and is selling on a limited basis its AeroMD EMR software product. AeroMD EMR, which focuses on the healthcare industry, is a turnkey software product that provides medical practitioners with the ability to create, store and access mobile electronic medical records. AeroMD EMR provides (i) high efficiency encryption and rapid secure wireless transmission of data, (ii) customized medical specialization specific on-screen input forms and (iii) integration of stored data with third-party technologies. In addition, the Company is in the process of designing and developing its DBFusion software product, which is intended to provide integration of data from multi-locations and sources.

Use of Estimates - The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They may also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates upon subsequent resolution of identified matters.

Inventory - Inventory is stated at the lower of cost or market, with the cost being determined using the first-in, first-out method. Inventory consists of purchased computer hardware and software available for resale.

Research and Development - Research and development costs are recognized as expense during the period incurred. Costs incurred in the acquisition and development of software technology to be sold or licensed are expensed until the conceptual formulation, design, and testing of a process are completed and the process has been determined to be commercially viable. Costs to complete customization of on-screen input forms to create specific medical specialization turnkey applications have been expensed as incurred because realization of those costs is not assured.

Property and Equipment - Property and equipment are recorded at cost. Maintenance, repairs, and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Gains or losses on dispositions of property and equipment are included in the results of operations when realized.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred that indicate

                            TETRIDYN SOLUTIONS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


possible impairment. The Company uses an estimate of future undiscounted net cash flows from the related asset or group of assets over their remaining life in determining whether the value of the assets is recoverable. As of December 31, 2005 and 2004, no long-lived assets were impaired.

Fair Value of Financial Instruments - Based on estimated borrowing rates currently available to the Company for equipment loans with similar terms and maturities, the carrying amount of notes payable, notes payable to related parties and capital lease obligations approximate their fair values.

Revenue Recognition - The Company's AeroMD EMR software is sold as turnkey software that has been customized for specific medical specializations. The Company does not sell the software to a specific medical specialization until all customization of input screens for that medical specialization are completed. The software is capable of being installed by the customer without the Company's assistance. The Company also sells installation and post-contract telephone support service contracts on an hourly basis. The Company does not provide any rights of return or warranties on its AeroMD EMR software.

Revenue from the sale of software products and related installation and support services is recognized when earned and realizable, which is when persuasive evidence of an arrangement exists, services, if requested by the customers, have been rendered and are determinable and collectibility is reasonably assured. Amounts billed to customers prior to these criteria being met are deferred. Revenue from the sale of software is recognized when delivered to the customer or upon installation of the software if an installation contract exists. Revenue from post-contract telephone support service contracts is recognized as the services are provided, determined on an hourly basis. Revenue applicable to multiple-element fee arrangements are bifurcated among the software, the installation and post-contract support service contracts using vendor-specific objective evidence of fair value. Fair value is evidenced by the prices charged when the software and the services are sold as separate products or arrangements.

Advertising Costs - Costs related to advertising are expensed as incurred. Advertising expense was $925 and $1,190 during the years ended December 31, 2005 and 2004, respectively, and is included in the general and administrative expenses in the accompanying statements of operations.

Stock-Based Compensation - On July 19, 2004, the Company adopted the 2004 Stock Option Plan for employees, officers, directors and consultants of the Company, under which 3,000,000 shares of common stock are authorized for issuance. Through December 31, 2005, 1,307,565 stock options had been granted under the Plan and were immediately exercised and 44,005 stock options were granted during the year ended December 31, 2005, were outstanding at December 31, 2005 and were exercised during January 2006.

Recent Accounting Pronouncements - In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 123 (revised 2004), Share-Based Payment. SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB Opinion No. 25. If the Company grants options to employees, then the Company will be required to apply SFAS No. 123(R) as of January 1, 2006. The adoption of SFAS No. 123(R) is not expected to have a material impact on the accompanying financial statements.

                            TETRIDYN SOLUTIONS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


Income Taxes - The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities and on the amount of operating loss carry-forwards, and are measured using the enacted tax rates and laws that will be in effect when the temporary differences and carry-forwards are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Basic and Diluted Loss Per Share - Basic loss per share amounts are computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. Anti-dilutive potential shares of common stock are excluded from the diluted loss per share calculations. At December 31, 2005, there were no potentially dilutive equity instruments outstanding.

NOTE 2 - BUSINESS CONDITION

The Company is in the development stage and has yet to generate any significant revenues from its technology solutions. During the years ended December 31, 2005 and 2004, the Company generated revenue of $181,602 and $251,639 respectively; incurred losses from operations of $634,091 and $469,140, respectively, and had negative cash flows from operating activities of $300,739 and $367,834, respectively. As of December 31, 2005, the Company had an accumulated deficit of $2,251,526, a working capital deficiency of $778,563 and a capital deficiency of $1,669,052. The Company expects to continue to incur significant losses and negative cash flows from operating activities through at least December 31, 2006, primarily due to expenditure requirements associated with continued marketing and development of its technologies. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

To date, the Company has met its short-term cash needs, in part, from revenue, from borrowing under revolving lines of credit, notes payable and credit card debt and from the issuance of common and preferred stock. However, there can be no assurance that such financing will continue to be available or that it will be available on terms favorable to the Company. Management plans to fund future operations through revenues generated from the Company's technologies and from additional issuance of debt and equity securities. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain financing, and ultimately to attain profitable operations. There can be no assurance that management's plans will be successful.

NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2005 and 2004, property and equipment consists of the following:

                            TETRIDYN SOLUTIONS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


                                     Estimated            December 31,
                                      Life in      --------------------------
                                       Years           2005           2004
-----------------------------------------------------------------------------
Computer equipment                       5          $ 171,730      $ 171,340
Office equipment                         5              7,270          7,270
-----------------------------------------------------------------------------
Total Property and Equipment                        $ 179,000      $ 178,610
=============================================================================

Depreciation expense was $35,800 and $35,722 during the years ended December 31, 2005 and 2004, respectively.

NOTE 4 - DEFERRED GRANT INCOME AND DEFERRED REVENUE

The Company received a grant from Bechtel BWXT Idaho, LLC (Bechtel) of $65,000 on July 29, 2002 for the purpose of furthering economic development in the Southeast Idaho region by encouraging the development of new fulltime employment. The Company committed to providing 43 new fulltime jobs by January 2005. Bechtel has the right to be reimbursed $1,500 for each fulltime job that is not created by that date. At December 31, 2004, deferred revenue from the grant was $37,500, representing 25 fulltime jobs committed but not yet created.

In January 2005, the Company had not met its grant commitment in providing the remaining 25 of the 43 new fulltime jobs. However, Bechtel has neither its contract with the U.S. National Laboratory nor any connections with the Idaho area, and Management of the Company has estimated that Bechtel will not demand refund of the unearned revenue. However, there is not assurance that the demand will not be made and the unearned revenue has been reclassified to accrued liabilities at December 31, 2005.

Deferred revenue at December 31, 2005 of $15,677 consisted of post-contract and telephone support service hours billed to customers but not yet earned.

NOTE 5 - NOTES PAYABLE AND REVOLVING CREDIT AGREEMENTS

During 2004 the Company entered into a non-revolving line of credit agreement with a bank for up to $50,000 and a revolving credit agreement for up to $50,000. The notes payable were due during 2005 and bore interest at the bank's prime rate plus 3% with payments due monthly. During 2005, the Company and the Bank restructured $50,000 of the revolving credit line into a fixed term loan and had entered into other borrowing arrangements with the bank.

To finance operations, the Company used credit cards held in the name of the Company, and guaranteed by a shareholder and officer of the Company, to finance operations. Aggregate amounts payable under the revolving credit card agreements total $107,833 at December 31, 2005, with required monthly payments of $2,180. Interest charged on the credit cards ranges from 6% to 17%.

Notes payable are summarized as follows:

                            TETRIDYN SOLUTIONS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004



                                                                 December 31,
                                                            --------------------
                                                               2005       2004
--------------------------------------------------------------------------------
Note payable to third party, due in monthly payments of
  $17,433 through October 2005, bears interest at 10% per
  annum, secured by certain assets and shares of common
  stock, in default                                          $125,000   $125,000

Note payable to third party, due in monthly payments of
  $1,167 through September 2008, bears interest at 6.25% per
  annum, secured by asses                                      58,670     58,670

Notes payable to bank, bearing interest at 7%, due May 2006, guaranteed by two shareholders, secured by the
  shareholders' personal property                             215,964    190,145

Note payable to economic development entity, non-interest
  bearing, due in June 2006, unsecured                         30,000          -

Note payable to a redevelopment agency, bears interest at
  8.0%, payable in monthly payments of $3,896 through
  December 2012, guaranteed by two shareholders, unsecured    250,000          -

Line of credit agreements with a bank, interest at prime
  plus 3%                                                      49,728     99,499

Revolving credit card loans payable, due on demand, interest at 6% to 17% per annum, unsecured, guaranteed by a
  shareholder                                                 107,883    109,633
--------------------------------------------------------------------------------
Total Notes Payable                                           837,245    582,947

Less: Current Portion                                         590,359    546,245
--------------------------------------------------------------------------------
Long-Term Notes Payable                                      $246,886   $ 36,702
================================================================================

Annual maturities of notes payable as of December 31, 2005 were as follows:


             Years Ending December 31:
             -----------------------------------
             2006                       $590,359
             2007                         42,896
             2008                         44,379
             2009                         35,264
             2010                         38,191
             Thereafter                   86,156
             -----------------------------------
             Total                      $837,245
             ===================================

NOTE 6 - SERIES A REDEEMABLE PREFERRED STOCK

On September 25, 2002, the Company issued 219,512 shares of Series A redeemable preferred stock (the Series A preferred stock) for cash proceeds of $486,100, or $2.21 per share, which is net of $13,900 of offering costs. The holder of the Series A preferred stock is not entitled to any dividends. The Series A preferred stock has a liquidation preference of $500,000, which is superior to the Series B preferred stock liquidation preference and to the common stock. After September 25, 2009, or prior to any public offering the Company undertakes to make, each share of Series A preferred stock is convertible into one share common stock. The Series A preferred stock will be automatically converted into common stock upon the closing of a public offering of common stock by the Company for at least $20,000,000.

                            TETRIDYN SOLUTIONS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


The Company has the right at any time to redeem all or any portion of the Series A preferred stock for the related pro rata portion of the total value of $500,000 plus an 8% annual simple rate of return. The Company must redeem all of the Series A preferred stock if the Company relocates its headquarters or has a majority of its employees outside of the Pocatello, Idaho area. If one of these contingent events occurs, the redemption price will be the greater of (i) $500,000 increased at an 8% annual simple rate of return or (ii) the then fair value of the Series A preferred stock, determined by a qualified business appraiser, but not in excess of $500,000 increased at a 20% annual simple rate of return. The redemption price is payable in cash within one year after the Company issues a notice of its intent to redeem shares of Series A preferred stock or the occurrence of a contingent event requiring redemption of the Series A preferred stock.

The holder of the Series A preferred stock was issued a put option whereby the holder can require the Company to redeem 73,000 shares after September 1, 2007, an additional 73,000 shares after September 1, 2008 or all of the shares of Series A preferred stock after September 1, 2009. The redemption price under the put option is the greater of the pro rata portion of (i) $500,000 increased at an 8% annual simple rate of return or (ii) the then fair value of the Series A preferred stock, determined by a qualified business appraiser, but not in excess of $500,000 increased at a 12% annual simple rate of return. The redemption price is payable in cash within one year after receiving notice of the exercise of all or a portion of the put option by the holder.

In accordance with Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Series A preferred stock is a conditional obligation and has therefore been classified as a liability. This liability has been classified as long-term based upon the terms that redemption could occur.

The future fair value of the Series A preferred stock at the dates the put option will be exercisable was not determinable at the date of issuance nor is the future fair value currently determinable. The estimated fair value of the Series A preferred stock at the date of issuance and at the end of each reporting period has been determined based on a 12% annual simple rate of return. The increase in the fair value has been recognized as interest expense. The estimated amount that would have been paid to the holder of the Series A preferred stock if redemption had occurred on December 31, 2005 and 2004 was $696,110 and $636,110, respectively. The amount of interest expense recognized from the change in the fair value of the Series A preferred stock was $60,000 and $60,165 during the years ended December 31, 2005 and 2004, respectively.

NOTE 7 - SERIES B CONVERTIBLE PREFERRED STOCK

From August through December 2004, the Company issued 85,000 shares of Series B preferred stock for cash proceeds of $85,000, or $1.00 per share. From May through November 2005, the Company issued 186,500 shares of Series B preferred stock in a private placement offering for cash proceeds of $184,250, net of $2,250 of issuance costs paid to a placement agent. In addition, the Company issued 3,250 shares of Series B preferred stock as commissions to the placement agents.

During August 2005 the Company issued 2,000 shares of Series B preferred stock to a director for services and from August through November 2005, the Company issued 5,765 shares of Series B preferred stock for marketing and consulting services. The value of the services of the director and the marketing and consulting services was estimated at $7,100, based upon the price for which Series B preferred shares were issued for cash.

                            TETRIDYN SOLUTIONS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


The holders of the Series B preferred stock are entitled to non-cumulative dividends if and when declared by the board of directors. The Series B preferred stock has a liquidation preference of $291,350 plus any declared but unpaid dividends, after payment of the Series A liquidation preference, but before any distribution or payment to the holders of the common stock.

Each share of Series B preferred stock is convertible at any time into one share common stock, or at a conversion price of $1.00 per share. If the Company issues common stock or other financial instruments that are convertible into common stock at a price less than the conversion price of the Series B preferred stock, the conversion price will decrease to the price of the later issuance (the adjusted conversion price). The adjusted conversion price will also be adjusted by the effects of any stock splits, reverse stock splits, stock dividends, stock combinations, recapitalizations, or reorganizations affecting the common stock of the Company. The Series B preferred stock will be automatically converted into common stock upon the approval of conversion of a majority of the Series B preferred stock or upon the closing of a public offering of common stock by the Company for at least $20,000,000.

The Company has the right but not the obligation at any time to redeem all or any portion of the Series B preferred stock at a redemption price of $297,515, or $1.00 per share, plus 8% per annum from the date of issuance, subject to the holders' prior right of conversion.

NOTE 8 - COMMON STOCK

In August 2004, the shareholders of the Company approved an increase in the number of common shares authorized to 100,000,000. In July 2004, the Company issued 3,960,000 shares of common stock in a private placement offering for cash of $59,400, or at $0.015 per share.

During 2005, the Company issued 1,307,565 shares of common stock to employees, directors and consultants for services. The Company estimated the fair value of the shares issued to be $129,056, or $0.10 per share, based on the value notes payable to related parties were converted into common stock during September 2005.

NOTE 9 - RELATED PARTY TRANSACTIONS

Convertible Note Payable to Related Party - During 2003, the Company entered into a capital lease agreement with the major shareholder and president of the Company for the lease of equipment. During July 2004, the Company entered into an agreement with the officer to acquire the equipment under the lease for $22,315 plus $76,353 then due under the terms of the lease. The $98,668 due was evidenced by a 6% note agreement that was convertible at any time into common stock at $0.015 per share. On August 31, 2005, the officer converted $15,000 of the payable into 1,000,000 shares of common stock at $0.015 per share and forgave the remaining balance of $83,668. The amount forgiven was included in the amount converted into the 1,000,000 shares of common stock, which totalled $0.10 per share. During 2005, the Company received $27,900 of additional proceeds from the officer and combined the demand notes into a 6% convertible note payable, and made cash payments under the note of $32,542. As of December 31, 2005 the balance due under terms of the 6% note was $93,001 and is due on demand.

Notes payable to related parties consisted of the following:

                            TETRIDYN SOLUTIONS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


                                                                 December 31,
                                                             -------------------
                                                                2005      2004
--------------------------------------------------------------------------------
Note payable to related party, payable in bi-weekly payments of $2,000 through May 2005, bears interest at 7% per
  annum, unsecured                                            $     -   $ 10,260

Notes payable to related party, due on demand, bears
  interest at 5% per annum, unsecured; combined with other
  notes to related party during 2005                                -     20,711

Convertible note payable to a related party, bears interest
  at 6% per annum, due on demand, converted into common
  stock at $0.10 per share                                     93,001   $ 98,668
--------------------------------------------------------------------------------

Total Notes Payable to Related Parties                        $93,001   $129,639
================================================================================

NOTE 10 - INCOME TAXES

As of December 31, 2005, the Company has net operating loss carry-forwards of $2,054,744 that expire, if not used, from 2022 through 2025. The Company paid no income taxes during the years ended December 31, 2005 and 2004. Deferred tax assets and related valuation allowance were as follows at December 31, 2005 and 2004:

December 31,                                           2005           2004
-----------------------------------------------------------------------------
Defered revenue                                     $   5,848      $  21,302
Operating loss carry forwards                         760,340        548,117
Other                                                     232            372
-----------------------------------------------------------------------------
Total Deferred Income Tax Assets                      766,420        569,791
Valuation allowance                                  (766,420)      (569,791)
-----------------------------------------------------------------------------
Net Deferred Income Tax Asset                       $       -      $       -
-----------------------------------------------------------------------------

The following is a reconciliation of the tax benefit of pretax loss at the U.S. federal statutory rate with the benefit from income taxes:


For the Years Ended December 31,                          2005           2004
--------------------------------------------------------------------------------
Benefit at statutory rate (34%)                        $(211,207)     $(159,508)
Non-deductible interest expense from accretion of
 Series A redeemable preferred stock                      22,788         22,442
Change in valuation allowance                            208,919        152,548
State tax benefit, net of federal tax                    (20,500)       (15,482)
--------------------------------------------------------------------------------
Benefit from Income Taxes                              $       -      $       -
================================================================================

NOTE 11 - LEASE OBLIGATIONS

The Company leases various computer equipment and furniture under capital lease obligations. The following are the gross amounts of assets recorded under capital leases and the related accumulated amortization at December 31, 2005. Amortization expense has been included with depreciation expense in the accompanying financial statements.

                            TETRIDYN SOLUTIONS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004



Computer equipment                                                  $ 75,000
Less: Accumulated depreciation                                       (30,000)
-----------------------------------------------------------------------------

Net Assets under Capital Lease                                      $ 45,000
-----------------------------------------------------------------------------

The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 2005:

Years Ending December 31:
-----------------------------------------------------------------------------
2006                                                                $ 18,837
Less: Amount representing interest                                    (1,201)
-----------------------------------------------------------------------------
Present value of minimum lease payments                               17,636
Less:  Current portion of capital lease obligation                   (17,636)
-----------------------------------------------------------------------------
Long-Term Capital Lease Obligation                                  $      -
-----------------------------------------------------------------------------

NOTE 12 - STOCK EXCHANGE AGREEMENT

In July 2005, the Company entered in to a stock exchange agreement with Creative Vending Corp., a Florida corporation. Creative Vending Corp. is a shell company without any operations or assets. Under the terms of the stock exchange agreement, all outstanding preferred and common shares of TetriDyn Solutions, Inc. will be exchanged for 18,000,000 shares of Creative Vending Corp. The stock exchange ratio was based on the Company issuing up to 1,000,000 additional shares of Series B preferred stock, the exercise of all outstanding options to purchase the Company's common stock and the conversion of all Series A and B preferred stock into common stock of the Company. As of February 14, 2006, the parties had not completed the stock exchange.

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of:
Creative Vending Corp.

We have audited the accompanying balance sheet of Creative Vending Corp. as of December 31, 2005, and the related statements of operations, changes in shareholders' deficiency and cash flows for the years ended December 31, 2005 and 2004 and for the period from April 9, 1987 (inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Creative Vending Corp. as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and for the period from April 9, 1987 (inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has no operations and has had recurring losses since inception and an accumulated deficit of $140,946. This raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 5.
The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 8, 2006

                            CREATIVE VENDING CORP.
                        (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEET
                           AS OF DECEMBER 31, 2005


ASSETS

CURRENT ASSETS

 Cash and cash equivalents                            $      -
                                                      --------
TOTAL ASSETS                                          $      -
                                                      ========


LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES

 Accrued expenses                                     $  4,500
 Loans from shareholder                                  1,793
                                                      --------
TOTAL LIABILITIES                                        6,293
                                                      --------

SHAREHOLDERS' DEFICIENCY
 Preferred stock, $1,000 par value, 12%
  redeemable and convertible, 1,000,000
  shares authorized, none issued and
  outstanding                                                -
 Common stock, no par value, 50,000,000
  Class A common shares and 150,000,000
  Ordinary common shares authorized, no
  Class A common shares and 2,009,350
  ordinary common shares issued and
  outstanding, respectively                            123,545
 Contributed capital                                    11,108
 Deficit accumulated during development stage         (140,946)
                                                      --------
Total Shareholders' Deficiency                          (6,293)
                                                      --------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY        $      -
                                                      ========

The accompanying notes are an integral part of these financial statements.

                            CREATIVE VENDING CORP.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF OPERATIONS

                                                                  For the
                                                                Period from
                                     For the      For the      April 9, 1987
                                   Year Ended   Year Ended    (Inception) to
                                  December 31,  December 31,    December 31,
                                      2005         2004             2005
                                 ---------------------------------------------
REVENUES                           $       -    $       -        $  73,715

COST OF REVENUES                           -            -           80,359
                                   ---------    ---------        ---------
GROSS PROFIT                               -            -           (6,644)

OPERATING EXPENSES
 General and administrative           14,736          150          132,967
                                   ---------    ---------        ---------
Total Operating Expenses              14,736          150          132,967
                                   ---------    ---------        ---------

LOSS BEFORE PROVISION FOR INCOME
 TAXES                               (14,736)        (150)        (139,611)

Provision for Income Taxes                 -            -                -
                                   ---------    ---------        ---------
NET LOSS                           $ (14,736)   $    (150)       $(139,611)
                                   =========    =========        =========
Net loss per common share -
 basic and diluted                 $       -    $       -        $   (0.10)
                                   =========    =========        =========
Weighted average number of
 common shares outstanding -
 basic and diluted                 2,009,350    2,009,350        1,444,319
                                   =========    =========        =========

The accompanying notes are an integral part of these financial statements.

                                                    CREATIVE VENDING CORP.
                                                (A DEVELOPMENT STAGE COMPANY)
                                        STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIENCY
                                FOR THE PERIOD FROM APRIL 9, 1987 (INCEPTION) TO DECEMBER 31, 2005


                                                                                                      Accumulated
                                                                                                      Deficit
                                            Class A          Ordinary                                 During
                      Preferred Stock     Common Stock     Common Stock     Contributed  Subscription Development
                      Shares    Amount  Shares    Amount Shares     Amount  Capital      Receivable   Stage          Total
                      ----------------------------------------------------------------------------------------------------
Balance,
 December 31, 1987         -   $    -        -  $    -          -  $       -   $     -     $      -   $       -   $      -

Sale of common stock
 to founders
 ($0.025 per share)        -        -        -       -    200,000      5,000         -            -           -      5,000

Net loss for the
 year ended
 December 31, 1988         -        -        -       -          -          -         -            -           -          -
                     -----------------------------------------------------------------------------------------------------
Balance,
 December 31, 1988         -        -        -       -    200,000      5,000         -            -           -      5,000

Sale of common stock
 to founders
 ($0.145 per share)        -        -        -       -    789,200    114,425         -            -           -    114,425

Sale of common stock
 pursuant to a Form
 S-18 registered
 offering, net of
 costs ($3.00 per
 share)                    -        -        -       -      3,600      4,100         -            -           -      4,100

Net loss for the
 year ended
 December 31, 1989         -        -        -       -          -          -         -            -    (123,525)  (123,525)
                     -----------------------------------------------------------------------------------------------------
Balance,
 December 31, 1989         -        -        -       -    992,800    123,525         -            -    (123,525)         -

No activity for the
 years ended
 December 31,
 1990 - 1994               -        -        -       -          -          -         -            -           -          -
                     -----------------------------------------------------------------------------------------------------
Balance,
 December 31, 1994         -        -        -       -    992,800    123,525         -            -    (123,525)         -

Common stock issued
 to founders for
 cash ($0.00002
 per share)                -        -        -       -  1,016,550         20         -          (20)          -          -

Net loss for the
 year ended
 December 31, 1995         -        -        -       -          -          -         -            -           -          -
                     -----------------------------------------------------------------------------------------------------


                               The accompanying notes are an integral part of these financial statements.

                                                                 F-23

                                                    CREATIVE VENDING CORP.
                                                (A DEVELOPMENT STAGE COMPANY)
                                        STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIENCY
                                FOR THE PERIOD FROM APRIL 9, 1987 (INCEPTION) TO DECEMBER 31, 2005


                                                                                                      Accumulated
                                                                                                      Deficit
                                            Class A          Ordinary                                 During
                      Preferred Stock     Common Stock     Common Stock     Contributed  Subscription Development
                      Shares    Amount  Shares    Amount Shares     Amount  Capital      Receivable   Stage          Total
                      ----------------------------------------------------------------------------------------------------
Balance,
 December 31, 1995         -        -        -       -  2,009,350    123,545         -          (20)   (123,525)         -

Collection of
 subscription
 receivable                -        -        -       -          -          -                     20           -         20

Net loss for the
 year ended
 December 31, 1996         -        -        -       -          -          -         -            -        (150)      (150)
                     -----------------------------------------------------------------------------------------------------
BALANCE,
 DECEMBER 31, 1996         -        -        -       -  2,009,350    123,545         -            -    (123,675)      (130)

Net loss for the
 year ended
 December 31, 1997         -        -        -       -         -          -          -            -        (150)      (150)
                     -----------------------------------------------------------------------------------------------------
Balance,
 December 31, 1997         -        -        -       -  2,009,350    123,545         -            -    (123,825)      (280)

Net loss for the
 year ended
 December 31, 1998         -        -        -       -          -          -         -            -        (150)      (150)
                     -----------------------------------------------------------------------------------------------------
Balance,
 December 31, 1998         -        -        -       -  2,009,350    123,545         -            -    (123,975)      (430)

Net loss for the
 year ended
 December 31, 1999         -        -        -       -          -          -         -            -        (150)      (150)
                     -----------------------------------------------------------------------------------------------------
Balance,
 December 31, 1999         -        -        -       -  2,009,350    123,545         -            -    (124,125)      (580)

Net loss for the
 year ended
 December 31, 2000         -        -        -       -          -          -         -            -        (150)      (150)
                     -----------------------------------------------------------------------------------------------------
Balance,
 December 31, 2000         -        -        -       -  2,009,350    123,545         -            -    (124,275)      (730)

Net loss for the
 year ended
 December 31, 2001         -        -        -       -          -          -         -            -        (150)      (150)
                     -----------------------------------------------------------------------------------------------------
Balance,
 December 31, 2001         -        -        -       -  2,009,350    123,545         -            -    (124,425)      (880)

Net loss for the
 year ended
 December 31, 2002         -        -        -       -          -          -         -            -        (150)      (150)
                     -----------------------------------------------------------------------------------------------------


                               The accompanying notes are an integral part of these financial statements.

                                                                      F-24

                                                    CREATIVE VENDING CORP.
                                                (A DEVELOPMENT STAGE COMPANY)
                                        STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIENCY
                                FOR THE PERIOD FROM APRIL 9, 1987 (INCEPTION) TO DECEMBER 31, 2005


                                                                                                      Accumulated
                                                                                                      Deficit
                                            Class A          Ordinary                                 During
                      Preferred Stock     Common Stock     Common Stock     Contributed  Subscription Development
                      Shares    Amount  Shares    Amount Shares     Amount  Capital      Receivable   Stage          Total
                      ----------------------------------------------------------------------------------------------------
Balance,
 December 31, 2002         -        -        -       -  2,009,350    123,545         -            -    (124,575)    (1,030)

Net loss for the
 year ended
 December 31, 2003         -        -        -       -          -          -         -            -        (150)      (150)
                     -----------------------------------------------------------------------------------------------------
Balance,
 December 31, 2003         -        -        -       -  2,009,350    123,545         -            -    (124,725)    (1,180)

Net loss for the
 year ended
 December 31, 2004         -        -        -       -          -          -         -            -        (150)      (150)
                     -----------------------------------------------------------------------------------------------------
BALANCE,
 DECEMBER 31, 2004         -        -        -       -  2,009,350    123,545         -            -    (124,875)    (1,330)

Contributed capital        -        -        -       -          -          -    11,108            -           -      11,108

Net loss for the
 year ended December
 31, 2005                  -        -        -       -          -          -         -            -     (16,071)    (16,071)
                     ------------------------------------------------------------------------------------------------------
BALANCE,
 DECEMBER 31, 2005         -   $    -        -   $   -  2,009,350   $123,545   $11,108       $    -   $(140,946)  $  (6,293)
                     ======================================================================================================


                               The accompanying notes are an integral part of these financial statements.

                                                                      F-25

                           CREATIVE VENDING CORP.
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF CASH FLOWS

                                                                  For the
                                                                Period from
                                     For the      For the      April 9, 1987
                                   Year Ended   Year Ended    (Inception) to
                                  December 31,  December 31,   December 31,
                                      2005         2004            2005
                                 ---------------------------------------------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net loss                           $(14,736)    $   (150)       $(139,611)
 In-kind contributions                 9,773            -            9,773

 Changes in operating assets and
  liabilities:
  Increase in accrued expenses         4,500            -            4,500
                                    --------     --------         --------
 Net Cash Used In Operating
  Activities                            (463)        (150)        (125,338)
                                    --------     --------         --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Loans received from shareholder         463          150            1,793
 Proceeds from sale of common stock        -            -          123,545
                                    --------     --------         --------
 Net Cash Provided By Financing
  Activities                             463          150          125,338
                                    --------     --------         --------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                      -            -                -

CASH AND CASH EQUIVALENTS -
 BEGINNING OF PERIOD                       -            -                -
                                    --------     --------         --------
CASH AND CASH EQUIVALENTS -
 END OF PERIOD                      $      -     $      -         $      -
                                    ========     ========         ========


SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
 Cash paid during the year for
  interest                          $      -     $      -         $      -
                                    ========     ========         ========
 Cash paid during the year for
  income taxes                      $      -     $      -         $      -
                                    ========     ========         ========


    The accompanying notes are an integral part of these financial statements.

                           CREATIVE VENDING CORP.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS


NOTE 1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) Organization

     Creative Vending Corp. (the "Company"), a development stage company, was organized under the laws of the State of Florida on April 9, 1987 as HWS MAI Corp. On February 17, 1989, the Company filed an amendment to its articles of incorporation changing its name to Creative Vending Corp.

     The Company, a "shell" entity, intends to effect a merger or acquire the assets or common stock of existing businesses. There can be no assurance of the Company's success in such endeavors.

     The Company only realized one revenue producing transaction in March, 1989 sustaining a loss thereon and has not conducted any business operations.

     Activities during the development stage include development of a business plan, obtaining financing and effecting a merger or acquisition.

     (B) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (C) Cash and Cash Equivalents

     The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. The Company did not have any cash or cash equivalents as of the balance sheet dates presented in the financial statements.

     (D) Income Taxes

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The income tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by valuation allowances.

                           CREATIVE VENDING CORP.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

     As of December 31, 2005, the Company had $17,421 of net operating loss carryforwards ("NOL") expiring in the following fiscal years:

                   NOL Amount           Expiration Period
                  ------------          ----------------------
                    $   300             December 31, 2011-2012
                      1,050             December 31, 2018-2024
                      6,071             December 31, 2025

     A deferred tax asset of $3,574 comprised of $2,618 for federal income taxes and $956 for state income taxes has been reserved by a valuation allowance to account for the potential benefit of the NOL. The Company's valuation allowance increased by $3,295 in the year ended December 31, 2005.

     (E) Loss Per Share

     Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No 128, "Earnings Per Share." As of December 31, 2005, and 2004, the Company did not have any common share equivalents.

     (F) Segment Information

     The Company operates in one segment and therefore segment information is not presented.

     (G) Stock-Based Compensation

     The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock warrants issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies Statements of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock warrants at the grant date using the Black-Scholes option pricing model.

     (H) Recent Accounting Pronouncements

     Statement of Financial Accounting Standards ("SFAS") No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3"; SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4"; SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67"; SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29"; and SFAS No. 123 (revised 2004), "Share-Based Payment", do not have applicability to the Company's operations nor any impact on the Company's financial statements.

                           CREATIVE VENDING CORP.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS


NOTE 2 LOANS FROM SHAREHOLDER

     The Company's founding shareholder loaned the Company $130 in 1996, $150 in each of the eight fiscal years from December 31, 1997 to December 31, 2004, and $463 in the year ended December 31, 2005. As of December 31, 2005, the Company owed the shareholder $1,793. The loan is unsecured, payable on demand and non-interest bearing (See Note 4). Interest has been imputed at a rate of 4% per annum and recorded as an in-kind contribution.

NOTE 3 CAPITAL STOCK

     (A) Common Stock

     The common stock shares are divided into two classes, Class A common shares and ordinary common shares. The Company is authorized to issue 50,000,000 Class A common shares and 150,000,000 ordinary common shares. Class A common shares shall be converted automatically into ordinary common shares upon sale, death, or other transfer by the original holder other than to another Class A Common shareholder, or at any time at the written request of the original holder. No Class A common shares are issued and outstanding.

     The common shares carry no preemptive rights and are not redeemable. Cumulative voting is not permitted. All shareholders are entitled to participate equally in dividends and rank equally in the event of liquidation.

     Common stock issuances from April 9, 1987 (inception) to December 31, 2005 were as follows:

     i. On January 20, 1988, the Company issued 200,000 shares of common stock to its founders for cash of $5,000 ($0.025 per share).

     ii. On January 23, 1989, the Company issued 789,200 shares of common stock to its founders for cash of $114,425 ($0.145 per share).

     iii. During the months of May and June, 1989, the Company issued 3,600 shares of common stock for cash of $10,800 ($3.00 per share) pursuant to a Form S-18 registered offering. The Company incurred $6,700 of offering costs resulting in net proceeds to the Company of $4,100.

     iv. On December 22, 1995, the Company issued 1,016,550 shares of common stock to its founder for cash of $20 ($0.00002 per share).

                           CREATIVE VENDING CORP.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS


     The financial statements reflect the retroactive application of the following stock split:

     i. On August 10, 1995, the Company authorized a reverse stock split of one ordinary common share for each 100 shares outstanding.

     (B) Preferred Stock

     The Company has authorized the issuance of 1,000,000 shares of Redeemable Convertible 12% Preferred Stock with a par value of $1,000 per share. These preferred shares are entitled to two votes per share, a 12% preferred dividend, have a preference upon liquidation or partial return of capital, and may be redeemed by the Company or converted to ordinary common shares. No preferred stock has been issued.

     (C) In-Kind Contribution

     During 2005, the company recorded interest expense of $335 on the shareholder loan as an in-kind contribution. (See Note 2)

     During 2005, the President provided services to the company valued at $1,000. These services were recorded as an in-kind contribution.

     During 2005, a related party paid for $9,773 of the administrative expenses on behalf of the company which has been recorded as an in-kind contribution. (See Note 6)

NOTE 4 RELATED PARTY TRANSACTIONS

     See Notes 2 and 3.

NOTE 5 GOING CONCERN

     The Company is in the development stage. The Company has no operations and has had recurring losses since inception and an accumulated deficit of $140,946. Accordingly, there is substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and/or effect a merger or acquire the assets or common stock of an existing business. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     As more fully discussed in Note 6, on July 13, 2005, the Company entered into an agreement for the exchange of common stock with an unrelated party. Management believes that the successful consummation of said agreement can provide the Company with the opportunity to continue as a going concern.

NOTE 6 SHARE EXCHANGE AGREEMENT

     On July 13, 2005, the Company entered into an agreement with an unrelated party (hereinafter referred to as "TSI") to acquire 100% of the common stock of TSI in exchange for 18,000,000 ordinary common shares of the Company. The consummation of the transaction is contingent upon the following conditions:

     i. The Company has been brought into full compliance with its reporting obligations under the Securities Exchange Act of 1934 and

     ii.   TSI obtaining shareholder approval of the agreement.

                           CREATIVE VENDING CORP.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS


     The "closing" of this agreement shall occur ten days after each of the two conditions referred to above have been satisfied.

     During the quarter ended December 31, 2005, the Company incurred $14,273 of accounting, auditing and legal fees associated with the Company's efforts to comply with the reporting obligations of the Securities Exchange Act of 1934. TSI paid $9,773 of the aforementioned professional fees, without recourse to the Company, during the quarter ended December 31, 2005. Accordingly, the Company charged the $14,273 of professional fees to general and administrative expenses and the $9,773 paid by TSI is recorded in the balance sheet as contributed capital under the caption of shareholders' deficiency.